Exhibit 10.1

AGREEMENT OF PURCHASE AND SALE
AND ESCROW INSTRUCTIONS
THIS AGREEMENT OF PURCHASE AND SALE AND ESCROW INSTRUCTIONS (“Agreement”) is dated as of November 1, 2013, (the “Effective Date”) by and between Nikken, Inc., a California corporation (“Seller”), and Masimo Corporation, a Delaware corporation (“Buyer”), and (i) constitutes a contract of sale and purchase between the parties, and (ii) escrow agreement among Seller, Buyer and Escrow Holder (defined below), the consent of which appears at the end hereof.
RECITALS
A.Seller is the current owner of: (i) certain land located in the City of Irvine, County of Orange, State of California which is more particularly described on Exhibit A attached hereto and made a part hereof (the “Land”), and (ii) all improvements on the Land, including that certain building located on such Land commonly known as 52 Discovery Way, comprised of approximately 213,400 square feet. The Land, together with all improvements, fixtures (other than Excluded Fixtures (as defined in Section 2.1 below)), rights, privileges, easements, rights of way and appurtenances thereto, is referred to herein collectively as the “Real Property”.
B.    Buyer desires to purchase the Property (defined below) and Seller desires to sell the Property on the terms and subject to the conditions set forth herein.
NOW THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and Seller agree as follows:
AGREEMENT
1.Certain Basic Definitions. For purposes of this Agreement, the following terms shall have the following definitions:
1.1    “Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with the specified Person.
1.2    “Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in the State of California are authorized or obligated by law or executive order to close.
1.3    “Buyer’s Address” means:

Masimo Corporation
40 Parker
Irvine, CA 92618
Attention: Mr. Yongsam Lee, CIO & EVP Operations
Telephone: (949) 297-7000
Facsimile: (949) 297-7099
Email: ylee@masimo.com

and

Attention: Mr. Jim Schindler, Sr. Corporate Counsel
Telephone: (949) 297-7000
Facsimile: (949) 297-7099
Email:    jschindler@masimo.com

With copy to:

Stuart Kane LLP
620 Newport Center Drive, Suite 200
Newport Beach, CA 92660
Attention: Josh C. Grushkin, Esq.
Phone: (949) 791-5151
Facsimile: (949) 791-5251
Email: jgrushkin@stuartkane.com
1.4    “Buyer’s Broker” has the meaning set forth in Section 6.
1.5    “Cash Balance” has the meaning set forth in Section 2.2.2.
1.6    “Closing Date” means Friday, March 7, 2014.
1.7    “County” means the County of Orange, State of California.
1.8    “Deposit” means the Initial Deposit and the Additional Deposit (exclusive of the Independent Consideration (defined in Section 2.2.3 below)) to be delivered into and held in Escrow as provided in Section 2.2.1.
1.9    “Entitlements” means and includes the rights under any entitlements, permits, approvals, authorizations, licenses and consents obtained from any Governmental Authority or other Person in connection with the development, use, operation or management of the Property.

1.10    “Escrow Holder” means First American Title Insurance Company.
1.11    “Escrow Holder’s Address” means:
First American Title Insurance Company
1 First American Way
Santa Ana, CA 92707
Attention: Brenna Ryan
Telephone No. (949) 885-2404
Facsimile No. (714) 913-6372
Email: bryan@firstam.com
1.11.1    “Excluded Information” means all proprietary, privileged or confidential information of Seller or Buyer relating to the Property, including but not limited to, internal financial analysis, marketing studies and reports, credit analysis, materials relating to cost to acquire the Property, purchase agreements pursuant to which Seller or its affiliates acquired the Property, appraisals or valuations of the Property, and any documents or communications subject to the attorney/client privilege.
1.12    “Feasibility Period” shall mean the period beginning on the Effective Date and ending at 5:00 PM (Pacific Time) on Wednesday, January 8, 2014.
1.13    “Governmental Authority” means any and all boards, agencies, commissions, offices, or authorities of any nature whatsoever of any governmental unit (federal, state, county, district, municipal, city, or otherwise), whether now or hereafter in existence, which have jurisdiction over all or any portion of the Property.
1.14    “Hazardous Materials” shall mean (i) any flammable, explosive or radioactive materials, hazardous wastes, toxic substances or related materials including, without limitation, substances defined as “hazardous substances,” “hazardous materials,” “toxic substances” or “solid waste” in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Sec. 9601, et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq.; the Toxic Substances Control Act, 15 U.S.C., Section 2601 et seq.; the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901 et seq.; and in the regulations adopted and publications promulgated pursuant to said laws; (ii) those substances listed in the United States Department of Transportation Table (49 C.F.R. 172.101 and amendments thereto) or by the Environmental Protection Agency (or any successor agency) as hazardous substances (40 C.F.R. Part 302 and amendments thereto); (iii) those substances defined as “hazardous wastes,” “hazardous substances” or “toxic substances” in any similar federal, state or local laws or in the regulations adopted and publications promulgated pursuant to any of the foregoing laws or which otherwise are regulated by any Governmental Authority, agency, department, commission, board or instrumentality of the United States of America, the State of California, or any political subdivision thereof, (iv) any pollutant or contaminant or hazardous, dangerous or toxic chemicals, materials, or substances within the meaning of any other applicable federal, state, or local law, regulation, ordinance, or requirement (including consent decrees and administrative orders) relating to or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material, all as amended; (v) petroleum or any byproducts thereof; (vi) any radioactive material, including any source, special nuclear or by product material as defined at 42 U.S.C. Sections 2011 et seq., as amended, and in the regulations adopted and publications promulgated pursuant to said law; (vii) asbestos in any form or condition; and (viii) polychlorinated biphenyls.
1.15    “Land” has the meaning set forth in Recital A.
1.16    “Person” shall mean an individual, a corporation, a company, a voluntary association, a partnership, a joint venture, a limited liability company, a trust, an estate, an unincorporated organization or other entity.
1.17    “Property” has the meaning set forth in Section 2.1.
1.18    “Property Information” has the meaning set forth in Section 8.2.2.
1.19    “Purchase Price” means the aggregate sum of Fifty Six Million and No/100 Dollars ($56,000,000.00).
1.20    “Seller’s Address” means:
Nikken, Inc.
52 Discovery
Irvine, CA 92618
Attention: Kurt H. Fulle
Telephone: (949) 789-2000 ext. 2262
Facsimile: (949) 789-2064
Email: kurtF@nikken.com

with a copy to:

Paul Hastings LLP
695 Town Center Drive
Seventeenth Floor
Costa Mesa, California 92626
Attention: John F. Simonis Esq.
Telephone: (714) 668-6236

Facsimile: (714) 668-6336
Email: johnsimonis@paulhastings.com
1.21    “Seller’s Broker” has the meaning set forth in Section 6.
1.22    “Title Company” means:
First American Title Insurance Company
1250 Corona Pointe Court, Suite 201
Corona, CA 92879
Attention: Mark Wardle
Telephone: (951) 256-5830
Facsimile: (909) 476-2401
Email: mwardle@firstam.com
2.    Sale of Property; Purchase Price.
2.1    Sale of Property. Seller hereby agrees to sell and convey to Buyer, and Buyer hereby agrees to purchase and acquire from Seller, on and subject to the terms, covenants and conditions set forth in this Agreement, the Real Property and all right, title and interest of Seller in and to: (a) all fixtures located on or affixed to the Real Property, other than the fixtures described on Exhibit B (“Excluded Fixtures”), which may be removed by Seller from the Real Property prior to the Closing, (b) all warranties, guaranties and claims relating to the Real Property, the Entitlements, and all other general intangibles relating to design, development, operation, management and use of the Real Property to the extent owned by or under the control of Seller (collectively, the “General Intangibles”), to the extent assignable without third party consents as of the Closing Date. The Real Property and the General Intangibles are collectively referred to as the “Property.”
2.2    Purchase Price. If this Agreement has not been terminated or deemed terminated, the Purchase Price shall be payable as follows:
2.2.1    Deposit. Within two (2) Business Days after the opening of Escrow Buyer shall deliver to Escrow Holder by bank wire transfer of immediately available funds, the sum of Five Hundred Thousand Dollars and 00/100 ($500,000) (the “Initial Deposit”), and the Initial Deposit shall be deposited by Escrow Holder in accordance with Section 4.1 below. Subject to Section 3.2.4, the Initial Deposit (less the Independent Consideration (defined below in Section 2.2.3)) shall be promptly returned to Buyer if Buyer has delivered a Termination Notice (defined below in Section 3.2.3) or failed to deliver the Approval Notice (defined below in Section 3.2.3) prior to the end of the Feasibility Period in accordance with Section 3.2.3. Buyer’s failure to deliver the Approval Notice or the delivery of a Termination Notice prior to the end of the Feasibility Period shall be deemed Buyer’s election to terminate the Agreement. If Buyer delivers the Approval Notice prior to the end of the Feasibility Period in accordance with Section 3.2.3, then within one (1) Business Day after the day the Feasibility Period expires, Buyer shall deliver to Escrow Holder by bank wire transfer of immediately available funds, the sum of One Million Five Hundred Thousand Dollars and 00/100 ($1,500,000) (the “Additional Deposit”), and the Additional Deposit shall be deposited by Escrow Holder in accordance with Section 2.3 below. After expiration of the Feasibility Period and delivery of the Additional Deposit by Buyer to Escrow Holder, the Deposit shall remain in Escrow and in accordance with the terms and conditions of this Agreement, shall either be: (i) applied and credited toward payment of the Purchase Price at Closing, (ii) disbursed by Escrow Holder to Seller as liquidated damages pursuant to Section 10.1 below, if the Closing fails to occur under the provisions of this Agreement as a result of a Buyer’s Default (defined below) after expiration of the Feasibility Period, or (iii) refunded to Buyer if this Agreement is terminated (x) due to a default by Seller under this Agreement or (y) pursuant to Section 4.5, Section 4.6.3(c) or Section 7 below.
2.2.2    Cash Balance. Buyer shall deposit into Escrow an amount (the “Cash Balance”), in immediately available federal funds, equal to the Purchase Price, minus the Deposit and decreased by the amount of any credits due Buyer, and increased by the amount of any items chargeable to Buyer, under this Agreement as set forth on the applicable Closing Statement (as referenced in Section 4.7.4) prepared by Escrow Holder. Buyer shall deposit the Cash Balance into Escrow in the form of immediately available federal funds no later than 10:00am PST on the Closing Date or otherwise one (1) Business Day prior to the Closing Date if required by the Escrow Holder under applicable law such that Escrow Holder will be in a position to disburse the cash proceeds to Seller on the Closing Date.
2.2.3    Independent Consideration. The Initial Deposit being delivered by Buyer includes the amount of One Hundred and No/100 Dollars ($100.00) as independent consideration for Seller’s performance under this Agreement (“Independent Consideration”). If this Agreement is terminated for any reason other than a breach by Seller, the Escrow Holder shall first disburse to Seller, from the Deposit, the Independent Consideration, prior to any other release or disbursement of the Deposit as provided for under this Agreement. The Independent Consideration shall be nonrefundable under all circumstances, and in no event shall the Independent Consideration be applied to the Purchase Price at Closing if the Closing occurs.
2.3    Interest. All funds received from or for the account of Buyer shall be deposited by Escrow Holder in insured interest-bearing account(s) with a federally insured state or national bank located in California reasonably acceptable to Buyer. All interest accrued on the Deposit shall be credited to the party receiving the Deposit, provided however, if the transaction closes, at Closing any interest earned on the Deposit shall be credited to Buyer by applying the same against the Purchase Price.

2.4    Return of Property Information. If this Agreement is terminated for any reason other than a Seller default, Buyer and/or Buyer’s agents or representatives shall promptly deliver to Seller all originals and copies of all Property Information and copies of all third party reports and studies obtained by Buyer and/or Buyer’s agents or representatives (without warranty as to accuracy or completeness and subject to the rights of third party consultants preparing such reports) except Excluded Information and that portion of such information already in the public domain (e.g., title reports, matters of public record, filings with public agencies).
3.    Property Diligence and Feasibility Period/Right of First Offer Contingency.
3.1    Physical Inspection
3.1.4    Seller shall allow Buyer and Buyer’s engineers, architects or other employees and agents reasonable access to the Property during normal business hours, upon reasonable prior notice to Seller (an “Inspection Notice”), for the limited purposes provided herein and in accordance with the terms of this Section 3.1. Notwithstanding the terms of Section 15, Buyer and Seller acknowledge and agree that, for the purpose of delivering an Inspection Notice to Seller, Buyer shall be in compliance with this Agreement if Buyer contacts Alfonso Chavez, Facilities Director for Seller, telephonically or via e-mail at least twenty four hours in advance of Buyer entering onto the Property.
3.1.5    Buyer and its engineers, architects and other employees and agents may exercise such access solely for the purposes of (i) reviewing contracts, books and records relating to the Property (other than Excluded Information), soil reports, environmental studies and reports, surveys, and building and systems plans; (ii) reviewing records relating to operating expenses and other instruments and correspondence relating to the Property; and (iii) inspecting the physical condition of the Property and conducting non-invasive physical and environmental tests and inspections thereof including a Phase I Environmental Site Assessment, non-invasive soils and geology testing. BUYER SHALL NOT CONDUCT OR ALLOW ANY PHYSICALLY INVASIVE TESTING OF, ON OR UNDER THE PROPERTY WITHOUT FIRST OBTAINING SELLER’S WRITTEN CONSENT, TO BE WITHHELD IN SELLER’S SOLE AND ABSOLUTE DISCRETION UNLESS SUCH INVASIVE TESTING IS RECOMMENDED BY BUYER’S CONSULTANT IN CONNECTION WITH THE RESULTS OF A PHASE I ENVIRONMENTAL SITE ASSESSMENT, IN WHICH EVENT SELLER’S CONSENT SHALL NOT TO BE UNREASONABLY WITHHELD, CONDITIONED OR DELAYED.
3.1.6    Buyer agrees that it will cause it and any person accessing the Property hereunder to be covered by not less than Two Million Dollars ($2,000,000) commercial general liability insurance (with, in the case of Buyer’s coverage, a contractual liability endorsement, insuring its indemnity obligation under this Agreement), insuring all activity and conduct of such person while exercising such right of access and naming Seller, as insured, issued by a licensed insurance company qualified to do business in the State in which the Property is located and otherwise reasonably acceptable to Seller. Buyer shall deliver a certificate of insurance to Seller prior to conducting any inspections.
3.1.7    Buyer agrees that, in the exercise of the right of access granted hereby, it will not unreasonably interfere with or permit unreasonable interference with any person occupying or providing service at the Property.
3.1.8    Subject to Buyer’s compliance with Section 3.1.7 below, Buyer shall have the right to interview the tenant under the Parking Lot Lease (defined below) once during the Feasibility Period.
3.1.9    Buyer agrees to indemnify, defend and hold harmless Seller, and its affiliates, members, partners, subsidiaries, shareholders, officers, directors and agents from any loss, injury, damage, cause of action, liability, claim, lien, cost or expense, including reasonable attorneys’ fees and costs, arising from the exercise by Buyer or its employees, consultants, agents or representatives of the right of access under this Agreement or out of any of the foregoing; provided, however, such indemnification obligation shall not be applicable to Buyer's mere discovery of any adverse physical condition at the Property or any pre-existing conditions on the Property which may be encountered or aggravated as a result of such entry or activity, except to the extent such aggravation is the result of Buyer’s (or any of its Affiliates, agents or contractors) negligent acts or omissions. The indemnity in this Section 3.1.6 shall survive the Closing or any termination of this Agreement.
3.1.10    Buyer agrees to give Seller an Inspection Notice prior to conducting any tenant interview, inspections or tests so that Seller will have the opportunity to have a representative present during any such interview, inspection or test, the right to do which Seller expressly reserves. Buyer agrees to reasonably cooperate with any reasonable request by Seller in connection with the timing of any such interview, inspection or test and Seller agrees to cooperate in good faith to coordinate such interview, or inspections on an expedited basis during Seller’s normal business hours (9:00am-5:00pm Pacific Standard Monday-Friday exclusive of holidays) or at such other time as mutually agreeable to Buyer and Seller.
3.1.11    Buyer agrees that any inspection, test or other study or analysis of the Property commissioned by Buyer shall be performed at Buyer’s expense and in strict accordance with applicable law.
3.1.12    Buyer agrees at its own expense to promptly repair or restore any damage to the Property caused by Buyer or its agents, or, at Seller’s option, to reimburse Seller for any repair or restoration costs actually incurred by Seller, if any inspection or test requires or results in any damage to or alteration of the condition of the Property. The obligations set forth in this Section 3.1.9 shall survive the Closing or any termination of this Agreement.
3.2    Feasibility Period. Buyer shall have until the expiration of the Feasibility Period to:
3.2.1    review, in Buyer’s sole and absolute discretion, the suitability of the Property for Buyer’s use and development, including, without limitation, any governmental land use regulations, zoning ordinances, architectural and design approvals, recorded land use restrictions, development costs, on-site construction costs, financial and market feasibility, the status of the Entitlements of the Property (and prospects of any proposed modifications or approvals that may be required for Buyer’s intended use of the Property), the presence of Hazardous Materials, existing or potential assessments imposed on the Property, the subcontracts and consultant contracts used by Seller in connection with the development of the Property, the physical condition of the Property, and the Property Information previously delivered or made available to Buyer (collectively, “Feasibility Matters”);
3.2.2    approve or disapprove of the Feasibility Matters; and
3.2.3    may deliver to Seller and Escrow Holder written notice of Buyer’s election to (a) approve the Feasibility Matters and proceed with Closing the transaction contemplated under this Agreement (the “Approval Notice”), or (b) terminate this Agreement (the “Termination Notice”).
3.2.4    If Buyer timely delivers the Termination Notice prior to the expiration of the Feasibility Period, or otherwise fails to deliver the Approval Notice prior to the expiration of the Feasibility Period, Seller shall be reimbursed out of the Initial Deposit for its reasonable attorneys’ fees incurred in connection with this transaction, not-to-exceed Fifty-Thousand Dollars ($50,000) (the “Seller’s Reimbursement”). If Buyer timely delivers the Termination Notice or fails to deliver the Approval Notice, (i) Seller shall, within three (3) Business Days after receipt of the Termination Notice, deliver an invoice from its attorneys for legal services provided in connection with this transaction, (ii) Escrow Holder shall upon receipt of such invoice disburse to Seller the Independent Consideration plus the Seller’s Reimbursement in the amount of such attorneys’ fees up to a maximum of Fifty-Thousand Dollars ($50,000), (iii) disburse the remainder of the Initial Deposit to Buyer (subject to Buyer’s fulfillment of its obligations under Section 2.4), (iv) the Escrow shall be canceled, (v) Buyer and Seller shall share equally any Escrow and title cancellation charges and (vi) the Parties shall thereafter be released from all obligations hereunder other than any obligations that survive termination by their terms. If Buyer delivers the Approval Notice, the delivery of same shall be conclusively deemed to be Buyer’s full and complete approval of all Feasibility Matters and satisfaction of Buyer’s inspection right. Notwithstanding anything to the contrary set forth above, Seller shall not be entitled to any portion of the Seller’s

Reimbursement in the event the Irvine Company exercises its ROFO (defined below) during the Feasibility Period.
3.3    Diligence Regarding Buyer’s Potential Alterations and Changes of Use of the Property.
3.3.1    In connection with Buyer’s diligence review of the Feasibility Matters, the parties hereto acknowledge and agree that during the Feasibility Period Buyer and its agents shall have the right, at Buyer’s sole cost and expense, to (i) meet with the City of Irvine and other governmental agencies having jurisdiction with respect to the Property (“Governmental Agencies”) to discuss and review the Entitlements and any approvals or modifications that may be required for Buyer’s intended use of the Property and (ii) meet with The Irvine Company to discuss and review the land use restrictions recorded against the Property and any approvals or modifications that may be required for Buyer’s intended use of the Property, provided that Buyer shall provide Seller with an Inspection Notice at least twenty four hours in advance of any such proposed meeting or discussion with any Governmental Agency or The Irvine Company. Seller shall have the option to participate in such meeting or discussion in its sole discretion. If Seller chooses to participate in a meeting or discussion, the parties agree to cooperate in good faith to find a mutually acceptable date and time.
3.3.2    Prior to the Closing, Buyer shall not represent in any meetings or otherwise that it has any authority to bind the Property or Seller in any way. After the Feasibility Period, Buyer may submit applications for required approvals for modification to the Entitlements and/or building permits, tract maps, site plans, building plans or development approvals with applicable Governmental Agency (“Proposed Buyer Governmental Approvals”) and for required approvals from The Irvine Company pursuant to the private restrictions recorded against the Property (“Irvine Company Approvals”), provided, however, that (a) unless otherwise agreed by Seller in writing in its sole discretion, any modifications to the Entitlements or other Proposed Buyer Governmental Approvals or Irvine Company Approvals that impact the use or development rights for the Property or impose any bonding, construction, fee or other obligations on the owner of the Property must be expressly conditioned upon the Closing and Buyer’s acquisition of the Property and be fully rescindable if this Agreement is terminated and the Closing does not occur, and (b) such Proposed Buyer Governmental Approvals and Irvine Company Approvals shall be subject to the prior written approval of Seller, which will not be unreasonably withheld or delayed if the foregoing requirements are met. Subject to the foregoing requirements, Seller shall reasonably cooperate with respect to any applications for Proposed Buyer Governmental Approvals and Irvine Company provided (i) Buyer pays all costs and assumes all liability with respect to such Proposed Buyer Governmental Approvals, (ii) neither Seller nor the Property shall be bound to any modifications to the Entitlements unless and until the Closing occurs, (iii) Seller shall in no event become obligated or exposed to any potential liability for any fees, exactions, development obligations or other development conditions with respect to the Governmental Approvals and (iv) Buyer shall pay any out of pocket legal fees or other out of pocket costs incurred by Seller in connection with any such Proposed Buyer Governmental Approvals, so long as Seller notifies Buyer in advance prior to incurring such out of pocket fees and costs.
3.4    Irvine Company Purchase Right. The parties hereto acknowledge that The Irvine Company has a thirty (30) day right of first offer to purchase the Property under the special land use restrictions recorded against the Property (the “ROFO”). Seller represents and warrants to Buyer that within five (5) business days of the Effective Date, Seller shall submit the required notices and offer pursuant to the ROFO to The Irvine Company. If Seller receives any written exercise or waiver of the ROFO, it shall promptly deliver a copy of such notice to Buyer and the Escrow Holder. If The Irvine Company timely and properly exercises its ROFO, Seller shall promptly notify Buyer of same, and this Agreement shall terminate. Upon termination of this Agreement pursuant to this Section 3.4: (a) each party shall promptly execute and deliver to Escrow Holder such documents as Escrow Holder may reasonably require to evidence such termination; (b) Escrow Holder shall return all documents to the respective parties who delivered such documents to Escrow; (c) Escrow Holder shall remit the Independent Consideration to Seller (if not already delivered) and the remainder of the Deposit to Buyer; (d) Buyer and Seller shall each pay one-half (½) of Escrow Holder’s title and escrow cancellation fees, if any; (e) Buyer shall return within ten (10) days after termination of this Agreement to Seller all Property Information in Buyer’s possession relating to the Property in accordance with Section 2.4 above, a copy of any third party reports produced by any third party or at the behest of Buyer (other than Excluded Information); and (f) the respective obligations of Buyer and Seller under this Agreement shall terminate except those obligations that by their terms survive termination.
4.    Escrow; Closing Conditions.
4.1    Escrow. Upon the execution of this Agreement by Buyer and Seller, and the acceptance of this Agreement by Escrow Holder in writing, this Agreement shall constitute the joint escrow instructions of Buyer and Seller to Escrow Holder to open an escrow (“Escrow”) within one (1) Business Day of the date that Escrow Holder receives this Agreement executed by Buyer and Seller, for the consummation of the sale of the Property to Buyer pursuant to the terms of this Agreement. Upon Escrow Holder’s receipt of the Initial Deposit and Escrow Holder’s written acceptance of this Agreement, Escrow Holder is authorized to act in accordance with the terms of this Agreement. Buyer and Seller shall execute Escrow Holder’s general escrow instructions; a copy of which are attached hereto as Exhibit C; provided, however, that if there is any conflict or inconsistency between such general escrow instructions and this Agreement, this Agreement shall control. Upon the Closing Date, Escrow Holder shall pay any sum owed to Seller with immediately available federal funds.

4.2    Closing Date. Unless this Agreement has been terminated, the Escrow shall close (“Close of Escrow” or “Closing”) on the Closing Date (as the same may be extended), provided that all conditions to the Close of Escrow set forth in this Agreement have been satisfied or waived in writing by the party intended to be benefited thereby.
4.3    Buyer’s Conditions to Closing. The Closing is subject to and contingent on the satisfaction of the following conditions or the waiver of the same by Buyer in writing:
4.3.1    Title Policy. The Title Company’s unconditional and irrevocable commitment (subject only to the payment of the applicable premium) to issue the Buyer’s Title Policy complying with the requirements of Section 4.6.3 below.
4.3.2    Covenants. Seller shall have deposited all documents, and performed and satisfied in all material respects all agreements and covenants required hereby to be performed by Seller prior to or at the applicable Closing.
4.3.3    Representations and Warranties. All applicable representations and warranties of Seller contained in this Agreement shall be materially true and correct as of the date made and as of the Closing with the same effect as though such representations and warranties were made at and as of the Closing.
4.3.4    No Change. There shall be no material adverse change in the environmental condition of the Property caused by Seller between the time of Buyer’s delivery of the Approval Notice and the Closing, including, but not limited to, environmental contamination which would materially and adversely impair Buyer’s proposed use of the Property.
4.3.5    Vacancy. The Property (including the building and parking area) is vacant (other than the Parking Lease if it has not been terminated prior to the Closing), Seller has cleared any and all furniture, fixtures and equipment (“FF&E”) from the Property other than any FF&E that is being transferred to Buyer in connection with the transaction contemplated hereunder, and such vacant and clear condition has been verified by a joint inspection by Buyer and Seller performed five (5) business days prior to the Closing.
4.4    Seller’s Conditions to Closing. The obligations of Seller to consummate the transactions provided for herein are subject to and contingent upon the satisfaction of the following conditions or the waiver of same by Seller in writing:
4.4.1    Representations and Warranties. All representations and warranties of Buyer contained in this Agreement shall be true and correct as of the date made and as of the applicable Closing Date with the same effect as though such representations and warranties were made at and as of the Close of Escrow.

4.4.2    Payment of Purchase Price. Buyer shall have deposited the Purchase Price and all other sums payable by Buyer with Escrow Holder in accordance with this Agreement.
4.4.3    Covenants. Buyer shall have deposited all documents and performed and satisfied all agreements and covenants required hereby to be performed by Buyer prior to or at the Closing.
4.5    Termination. If the Close of Escrow has not occurred on or before the Closing Date due to the failure of a condition to Closing set forth in Section 4.3 or 4.4 above, either party that is not in default under this Agreement may by written notice to Escrow Holder and the other party, terminate this Agreement and the Escrow established hereunder. Upon termination of this Agreement pursuant to this Section 4.5: (a) each party shall promptly execute and deliver to Escrow Holder such documents as Escrow Holder may reasonably require to evidence such termination; (b) Escrow Holder shall return all documents to the respective parties who delivered such documents to Escrow; (c) Escrow Holder shall remit the Independent Consideration to Seller (if not already delivered), and the remainder of the Deposit to the party entitled thereto pursuant to Section 2.2.1 (subject to Section 2.4 and Section 10); (d) Buyer and Seller shall each pay one-half (½) of Escrow Holder’s title and escrow cancellation fees, if any; (e) Buyer shall return within ten (10) days after termination of this Agreement to Seller all Property Information in Buyer’s possession relating to the Property in accordance with Section 2.4 above, a copy of any third party reports produced by any third party or at the behest of Buyer (other than Excluded Information); and (f) the respective obligations of Buyer and Seller under this Agreement shall terminate, subject to Section 8.5 and Section 10 below and any provisions which by their terms survive termination.
4.6    Transfer Documents; Title and Title Insurance.
4.6.1    Deed. Seller shall convey title to the Property by grant deed in the form of Exhibit D attached hereto subject to Permitted Exceptions (“Deed”).
4.6.2    Assignment. On the Closing Date, Seller shall assign to Buyer, without representation or warranty of any kind, Seller’s right, title and interest, if any, in the General Intangibles pursuant to and in accordance with an assignment in the form of Exhibit E (the “General Assignment”).
4.6.3    Buyer’s Title Policy. Prior to the Effective Date, Buyer has received a current preliminary report for the Property from the Title Company (the “Title Report”), together with copies of all documents referred to as exceptions therein (collectively, the “Existing Exceptions”). The Closing shall be conditioned upon Title Company’s unconditional and irrevocable commitment (subject only to the payment of the applicable premium) to issue a 2006 CLTA owner’s title insurance policy for the Property in the amount of the Purchase Price showing

Buyer as the named insured subject only to the Permitted Exceptions (as defined below (“Title Policy”)). Buyer may, at Buyer’s cost, obtain an ALTA survey of the Property (the “Survey”) during the Feasibility Period.
(a)    Within thirty (30) days after the Effective Date, Buyer may provide Seller with a written notice listing any Existing Exceptions that are unacceptable to Buyer (collectively, “Disapproved Exceptions”). The following will be deemed Disapproved Exceptions whether or not explicitly disapproved by Buyer: deeds of trust; mortgages; judgment liens; mechanics’ liens; materialmen’s liens, but excluding any inchoate mechanics’ or materialmen’s lien rights (collectively “Disapproved Monetary Liens”), all of which Seller will pay, satisfy and cause to be terminated of record prior to or at the Closing. If Buyer fails to timely provide written notice of Disapproved Exceptions, all Existing Exceptions (other than Disapproved Monetary Liens) will be deemed Permitted Exceptions. If Buyer timely delivers a notice of Disapproved Exceptions, Seller will have ten (10) days to respond, in writing, to Buyer’s notice by indicating which, if any, of the Disapproved Exceptions Seller is willing or able to cure or terminate of record (the “Seller’s Response Letter”). Seller’s failure to timely deliver Seller’s Response Letter will be deemed Seller’s refusal to cure or terminate of record all Disapproved Exceptions. If Seller refuses, or is deemed to have refused, to cure or terminate of record any Disapproved Exceptions (the “Seller-Rejected Disapproved Exceptions”), Buyer will have until the end of the Feasibility Period to either (i) terminate this Agreement or (ii) waive the Seller-Rejected Disapproved Exceptions and proceed with this transaction, in which event the Seller-Rejected Disapproved Exceptions shall be deemed to be Permitted Exceptions, by delivering written notice of such election to Seller. Buyer’s failure to timely make the election in the immediately preceding sentence shall be deemed Buyer’s waiver of all Seller-Rejected Disapproved Exceptions. If Buyer terminates this Agreement pursuant to this Section 4.6.3(a), Escrow Holder shall proceed in accordance with the process set forth above in Section 3.2.4. The Existing Exceptions, other than Disapproved Exceptions that Seller has agreed to cure or terminate of record, and any other matters that Buyer has accepted in writing are the “Permitted Exceptions”.
(b)    If, despite Seller’s use of good faith efforts, Seller is unable to cure or terminate of record any Disapproved Exceptions that Seller agreed to so cure or terminate by the Closing Date, such failure shall be deemed a default by Seller, and Buyer’s sole and exclusive option shall be to pursue Buyer’s rights under Section 8.5.1. Notwithstanding the foregoing, if Buyer does not elect to terminate this Agreement nothing in this Section 4.6.3(b) shall relieve Seller from its obligation under Section 4.6.3(a) to pay, satisfy and cause to be terminated of record the Disapproved Monetary Liens prior to or at the Closing.
(c)    If the Title Company modifies the Title Report by adding new exceptions after it has been delivered to Buyer, but before the Closing Date, Title Company shall deliver to Buyer and Seller a supplemental title report setting forth any new exceptions not previously included in the Title Report, together with copies of any new underlying documents listed therein (“Supplemental Report”). Buyer shall have three (3) Business Days after receipt of any Supplemental Report to deliver to Seller a written notice (“Supplemental Title Notice”) approving or disapproving any such item, and Buyer’s failure to deliver a Supplement Title Notice shall be deemed Buyer’s disapproval of such new exceptions. If Buyer delivers to Seller a Supplemental Title Notice disapproving any new exceptions in the Supplemental Report, Seller shall have three (3) Business Days after receipt of Buyer's Supplemental Title Notice to deliver to Buyer a written response (“Seller’s Supplemental Response”) identifying which of such disapproved items Seller shall undertake to cure or not cure. If Seller does not deliver a Seller's Supplemental Response within said three (3) Business Day period, Seller shall be deemed to have elected not to eliminate or otherwise cure any such exceptions disapproved by Buyer. If Seller elects not to eliminate or otherwise cure to Buyer's satisfaction an exception disapproved in said Buyer's Supplemental Title Notice, Buyer shall have until the date which is three (3) Business Days after Buyer delivered the Supplemental Title Notice to notify Seller and Escrow Holder, in writing, of Buyer's election to either waive the objection or terminate this Agreement and the Escrow. If Seller and Escrow Holder have not received written notice from Buyer by said date, said failure shall be deemed to be Buyer's disapproval of Seller’s Supplemental Response and Buyer’s election to terminate this Agreement and the Escrow.
(d)    If required to provide Buyer the contemplated three (3) Business Days after receipt of any Supplemental Report, and the subsequent time periods that follow such period, notwithstanding anything to the contrary in this Agreement, the Closing shall be extended to allow Buyer and Seller the opportunity to provide the notices described above.
4.7    Closing Costs and Charges.
4.7.1    Seller’s Costs. Seller shall pay (a) one-half (½) of Escrow Holder’s fees in connection with the Escrow; (b) all recording fees and documentary transfer taxes payable in connection with the transfer of the Property; (c) the portion of the costs of the Title Policy attributable to CLTA standard coverage (exclusive of any endorsement costs that are not Curative Costs (as defined below)); (d) all costs related to the endorsement, removal and/or cure of any Disapproved Exceptions that Seller has agreed or is required to remove or cure pursuant to Section 4.6.3 above (collectively, “Curative Costs”); (e) all expenses and charges incurred in connection with the discharge of delinquent taxes, if any, which may be required in order for the Title Company to issue the Buyer’s Title Policy in accordance with Section 4.6.3; and (f) all recording fees.
4.7.2    Buyer’s Costs. Buyer shall pay (a) one-half (½) of the Escrow Holder’s fees in connection with the Escrow; (b) the portion of the costs attributable to obtaining an ALTA extended coverage, if obtained by Buyer, and all costs associated with any endorsements to the Buyer’s Title Policy requested by Buyer that are not Curative Costs; and (c) the cost of any Survey obtained by Buyer.

4.7.3    Other Costs. All other costs, if any, shall be apportioned in the customary manner for real property transactions in the County.
4.7.4    Closing Statements. Prior to Closing, Escrow Holder shall deliver to Buyer and Seller separate closing statements prepared by the Escrow Holder reflecting the Purchase Price and all adjustments, reimbursements, prorations, credits, costs and expenses described herein which are the responsibility of such party (each a “Closing Statement”).
4.8    Deposit of Documents and Funds by Seller. No later than one (1) Business Day prior to the Closing Date, Seller shall deposit the following items into Escrow each of which shall be duly executed and acknowledged by Seller where appropriate:
4.8.2    The Deed;
4.8.3    The Certification of Non-Foreign Status in the form of Exhibit F (“Certification”) and a California Franchise Tax Board Form 593(C) (“FTB Form”);
4.8.4    Two counterparts of the General Assignment, duly executed by Seller;
4.8.5    Two counterparts of an Assignment and Assumption of Contracts in the form attached hereto as Exhibit G assigning the Assumed Service Contracts to Buyer (the “Assignment and Assumption of Contracts”), duly executed by Seller;
4.8.6    Two counterparts of an Assignment and Assumption of Lease in the form attached hereto as Exhibit H, pursuant to which Seller assigns all of its rights, title and interest in that certain Parking Lot Lease dated September 16, 2005, as amended by that certain First Amendment to Parking Lot Lease (undated), as further amended by that certain Second Amendment to Parking Lot Lease dated August 1, 2008, and as further amended by that certain Third Amendment to Parking Lot Lease dated August 15, 2011 (as so amended, the “Parking Lot Lease”) by and between Seller and Thales Avionics, Inc. (the “Assignment and Assumption of Lease”);
4.8.7    Seller’s approved Closing Statement; and
4.8.8    A standard Title Company’s owner’s affidavit and all other documents that may reasonably be required by Escrow Holder and Title Company to close the Escrow and issue the Title Policy in accordance with this Agreement.
4.9    Deposit of Documents and Funds by Buyer. No later than one (1) Business Day prior to applicable Closing Date, Buyer shall deposit the following items into Escrow each of which shall be duly executed and acknowledged by Buyer where appropriate:

4.9.1    The applicable Cash Balance no later than 10:00am Pacific Standard Time on the Closing Date or such earlier date and time as may be required by the Escrow Holder under applicable law such that Escrow Holder will be in a position to disburse the cash proceeds to Seller on the Closing Date;
4.9.2    Two counterparts of the Assignment and Assumption of Contracts, duly executed by Buyer;
4.9.3    Two counterparts of the Assignment and Assumption of Lease;
4.9.4    Buyer’s approved Closing Statement; and
4.9.5    All other funds and documents as may reasonably be required by Escrow Holder to close the Escrow in accordance with this Agreement.
4.10    Delivery of Documents and Funds at Closing. Provided that all conditions to the Closing set forth in this Agreement have been satisfied or, as to any condition not satisfied, waived by the party intended to be benefited thereby, on the Closing Date Escrow Holder shall conduct the Closing by collating all separately submitted counterpart originals and recording and distributing the following documents and funds in the following manner:
4.10.1    Recordation and Delivery of Deed. Record the Deed, and any other documents which the parties hereto may direct to be recorded, in the official records of the County in the order directed by the parties and deliver conformed copies thereof to Buyer and Seller.
4.10.2    Buyer’s Documents. Deliver to Buyer: (a) the original Buyer’s Title Policy (within ten (10) Business Days after the Closing Date); (b) the original Certification and FTB Form; (c) a fully executed original of the General Assignment; (d) a fully executed original of the Assignment and Assumption of Contracts; and (e) a fully executed original of the Assignment and Assumption of Lease.
4.10.3    Seller’s Documents. Deliver to Seller a fully executed original of the (a) Assignment and Assumption of Contracts, (b) the Assignment and Assumption of Lease, and (c) copies of all other documents deposited with Escrow.
4.10.4    Purchase Price. Deliver to Seller the remainder of the Purchase Price and such other funds, if any, as may be due to Seller by reason of credits under this Agreement on the Closing Date, less all items chargeable to Seller under this Agreement as of the Closing Date.
4.10.5    Remaining Funds. Deliver any remaining funds to Seller or Buyer, as the case may be, after taking into account all items chargeable to the account of Seller and Buyer pursuant to Section 4.7 above and Section 4.11 below in accordance with the Closing Statement(s) approved by Buyer and Seller.

4.11    Prorations and Adjustments.
4.11.1    Taxes. Escrow Holder shall prorate real property taxes and assessments on the Property as of the Close of Escrow for the current fiscal year based on the most current official real property tax information available from the County Assessor’s office for the County or other assessing authorities. If real property tax and assessment figures for the current fiscal year are not available, real property taxes shall be prorated based on the real property taxes for the previous fiscal year. Seller shall pay any real property taxes attributable to the period of Seller’s ownership of the Property.
4.11.2    Assumed Service Contracts. Seller’s current service contracts with respect to the Real Property are listed on Exhibit I attached hereto and incorporated herein by this reference. Seller shall provide true and correct copies of all such service contracts as part of the Property Information. Prior to the expiration of the Feasibility Period, Buyer shall provide written notice to Seller of any such service contracts Buyer desires to assume, provided that Buyer shall be required to assumed the Non-Terminable Contracts (defined below) the assumed service contracts and the Non-Terminable Contracts are collectively, the “Assumed Service Contracts”. All service contracts (other than the Non-Terminable Contracts) that Buyer has not elected to assume are deemed disapproved. Buyer shall assume only the Assumed Contracts, and Seller shall be responsible for termination of all other service contracts. The term “Non-Terminable Contracts” means those service contracts that, by their terms, cannot be terminated by Seller on thirty (30) days’ prior written notice or without the payment of a penalty, termination fee, or other charge that is greater than one month's payment for services under such service contract. The Non-Terminable Contracts are those contracts identified as “Non-Terminable Contracts” on Exhibit I. The cost associated with such Assumed Service Contracts shall be prorated as of the Close of Escrow on an accrual basis. Seller shall pay all such expenses that accrue prior to the Closing Date and Buyer shall pay all such expenses accruing on the date of the Closing and thereafter.
4.11.3    Prorations. All prorations shall be made as of the applicable Closing Date on the basis of the actual days of the month in which the Closing occurs.
If any prorations, apportionments or computations made under this Section 4.11 shall require final adjustment because the information is unavailable at the Closing, then the parties shall make the appropriate adjustments promptly when accurate information becomes available and either party hereto shall be entitled to an adjustment to correct the same. Such adjustments shall be made as soon as complete and accurate information becomes available. Any corrected adjustment or proration shall be paid promptly in cash to the other party entitled thereto. The obligations of the parties under this paragraph shall survive the Closing for six (6) months.
4.12    Non Prorated Costs and Expenses

4.12.1    Utilities and Property Management Expenses. All agreements for utility services, including, electricity, gas, water, and sewer servicing the Real Property, shall be terminated as of the Closing, and Buyer shall reapply for such services in its own name after the Closing. Seller shall pay all such expenses that accrue prior to the Closing. Seller’s insurance policies shall not be prorated and shall not be assigned to or assumed by Buyer.
5.    Delivery and Possession. Seller shall deliver possession of the Property to Buyer on the Closing Date, free and clear of any tenancies or any other parties in possession.
6.    Commissions. Pursuant to a separate agreement (the “Seller’s Listing Agreement”) between Seller and Lee & Associates (“Seller’s Broker”), if the Closing occurs, Seller shall pay a real estate commission of three percent (3%) (the “Brokerage Commission”), which Brokerage Commission shall be split equally between Seller’s Broker and Zuvich Corporate Advisors (“Buyer’s Broker”). Other than Seller’s Broker and Buyer’s Broker, each party represents and warrants to the other that it has not used the services of any real estate agent, broker or finder with respect to the transactions contemplated hereby for which the other party will be liable. Each party agrees to indemnify, defend and hold harmless the other against and from any inaccuracy in such party’s representation under this Section 6. This indemnification shall survive termination of this Agreement and the delivery of the Deed and shall not merge therein.
7.    Damage or Destruction; Condemnation.
7.1    Notice; Credit to Buyer. If, prior to the Closing Date, all or a portion of the Property shall be destroyed or damaged, or if all or a portion of the Property shall become the subject of any proceedings, judicial, administrative, or otherwise, for eminent domain or condemnation, Seller shall promptly notify Buyer thereof. In accordance with the provisions of this Section 7.1, Buyer shall have the right to terminate this Agreement if all or a material part of the Property is destroyed without fault of Buyer or a material part of the Property shall become the subject of any proceedings, judicial, administrative, or otherwise, for eminent domain or condemnation. Buyer shall give written notice of Buyer’s election to terminate this Agreement within ten (10) Business Days after Buyer receives written notice of any damage to or condemnation of the Property which entitles Buyer to terminate this Agreement. If Buyer does not give such notice, or the taking or destruction does not rise to the level of a “material part” (defined below), then this Agreement shall remain in full force and effect and there shall be no reduction in the Purchase Price, but Seller shall, at Close of Escrow, assign to Buyer (a) any insurance proceeds payable with respect to such damage to the Property; or (b) the entire award payable with respect to such condemnation proceeding (and relating to the Property), whichever is applicable, and Buyer shall receive a credit at Closing in the amount of the deductible for the applicable insurance coverage and/or any uninsured amount. If Buyer elects or is required to proceed with its purchase of the Property, Seller shall not compromise, settle or adjust any claims to such proceeds or award without

Buyer's prior written consent. In the event the written notice of any damage to or condemnation of the Property is provided by Seller less than ten (10) Business Days prior to the Closing Date, then notwithstanding anything to the contrary in this Agreement, the Closing shall be extended to allow Buyer and Seller the opportunity to provide the notices and responses described above.
7.2    Definitions. For purposes of this Section 7: (a) a taking of a portion of the Property by eminent domain shall be deemed to affect a “material part” if the estimated value of the portion of the Property taken exceeds One Million Dollars and 00/100 ($1,000,000), materially impacts Buyer’s access or proposed use and/or development of the Property, or causes a zoning violation (whether or not grandfathered or waived), and (b) the destruction of a “material part” of the Property shall be deemed to mean an insured or uninsured casualty to the Property following Buyer’s inspection of the Property and prior to the Close of Escrow having an estimated cost of repair which equals or exceeds One Million Dollars and 00/100 ($1,000,000), or otherwise materially impacts Buyer’s proposed use and/or development of the Property. The phrase “estimated value” shall mean an estimate obtained from a M.A.I. appraiser, who has at least five (5) years’ experience evaluating property located in the County where the Property is located, similar in nature and function to that of the Property, selected by Seller and approved by Buyer, and the phrase “estimated cost of repair” shall mean an estimate obtained from an independent contractor selected by Seller and approved by Buyer. Buyer shall not unreasonably withhold, condition or delay Buyer’s approval under this Section. The phrase “taking by eminent domain” includes any notices of taking or commencement of proceedings under eminent domain power.
8.    Seller’s Representations, Warranties and Covenants.
8.1    Seller’s Representations and Warranties. Seller represents and warrants to Buyer that as of the date of this Agreement and as of the Closing Date (except with respect to Section 8.1.10, which is only being made as of the Effective Date):
8.1.1    Seller is duly organized, validly existing, and in good standing under the laws of the state of its formation.
8.1.2    Seller has the full power and authority to execute, deliver and perform its obligations under this Agreement.
8.1.3    This Agreement and all agreements, instruments and documents herein provided to be executed by Seller are and as of the Closing Date will be duly authorized, executed and delivered by and are and will be binding upon Seller.
8.1.4    Seller has received no written notice of, nor, to Seller’s knowledge, is there any existing or proposed or threatened eminent domain or similar proceeding, or private purchase in lieu of such a proceeding affecting the Property in any material way.

8.1.5    Neither the execution and delivery of this Agreement and the instruments to be executed or delivered by Seller pursuant to this Agreement nor the consummation of the transaction contemplated herein conflict with or result in the material breach of any written agreement to which Seller is a party.
8.1.6    Seller has not (i) made a general assignment for the benefit of creditors, (ii) filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition by Seller’s creditors, (iii) suffered the appointment of a receiver to take possession of all or substantially all of Seller’s assets, (iv) suffered the attachment or other judicial seizure of all or substantially all of Seller’s assets, or (v) admitted in writing its inability to pay its debts as they become due.
8.1.7    Except as disclosed in the Property Information, Seller has received no written notice of any pending or threatened investigations, actions, suits, proceedings or claims against Seller or the Property that are likely to have a material adverse effect on the Property or Seller’s ability to consummate the transactions under this Agreement, whether at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, agency, or instrumentality, domestic or foreign.
8.1.8    Seller has not, and to Seller’s knowledge, no third party has, used, generated, manufactured, stored or disposed of any Hazardous Materials in, at, on, under or about the Property or transported any Hazardous Materials to or from the Property except in the ordinary course in compliance with applicable law.
8.1.9    Except for the Irvine Company’s ROFO, and the tenant under the Parking Lot Lease, no person or entity is entitled to possession, occupancy, ownership of, or rights to, any of the Property, other than Seller.
8.1.10    The Parking Lot Lease is in full force and effect, has not been amended or modified except as stated herein. Buyer hereby acknowledges that the Parking Lot Lease is terminable by either party upon thirty (30) days’ written notice to the other party, and therefore, tenant may terminate the Parking Lot Lease prior to Closing.
8.1.11    Except for the Assumed Service Contracts, Seller is not currently a party to any management, service, supply, security, maintenance or other similar contracts or agreements, oral or written that affect the Property and will be binding upon Buyer from and after the Closing. The copies of the service contracts delivered or to be delivered to Buyer pursuant to this Agreement are or will be true, correct, and complete copies of all of the service contracts in effect with respect to the Property as of the date of their delivery. Seller has not received any written notice that it is in default under any such service contract.

8.1.12    Seller is in compliance with all applicable anti-money laundering and anti-terrorist laws, regulations, rules, executive orders and government guidance, including the reporting, record keeping and compliance requirements of the Bank Secrecy Act, as amended by The International Money Laundering Abatement and Financial Anti-Terrorism Act of 2001, Title III of the USA PATRIOT Act (“Patriot Act”), and other authorizing statutes, executive orders and regulations administered by OFAC, and related Securities and Exchange Commission, SRO or other agency rules and regulations.
8.1.13    Neither Seller nor, to the knowledge of Seller, any Person who controls Seller, is a prohibited country, territory, Person under any economic sanctions program administered or maintained by OFAC.
8.1.14    Unless disclosed in writing to Buyer on the date hereof, neither Seller nor, to the knowledge of Seller, any Person who controls Seller, is (A) a Senior Foreign Political Figure (as defined in the Patriot Act), (B) an Immediate Family Member (as defined in the Patriot Act) or a Close Associate of a Senior Foreign Political Figure (as defined in the Patriot Act), (C) controlled by a Senior Foreign Political Figure, or an Immediate Family Member or a Close Associate of a Senior Foreign Political Figure.
8.2    Limitations on Seller’s Representations and Warranties.
8.2.4    The representations and warranties of Seller pursuant to Section 8.1 shall terminate upon any termination of this Agreement and shall otherwise survive the Closing hereunder for a period of six (6) months and shall expire and terminate six (6) months following the Closing (the “Survival Period”) unless (a) prior to such date Buyer notifies Seller in writing of the existence of the claim in question, which notification shall describe in reasonable detail the nature of the claim or the facts, circumstances, conditions or events then known to Buyer which give rise to the claim, and (b) prior to that date which is sixty (60) days following such notification, Buyer properly files an action in the appropriate judicial venue asserting such claim against Seller.
8.2.5    As of the Effective Date, Seller has delivered or made available to Buyer copies of the reports and documents listed on Exhibit J (the “Property Information”) related to the Property and Buyer acknowledges receipt of such Property Information. By executing this Agreement, Buyer acknowledges its receipt and acceptance or the availability to it of the Property Information and that Buyer has reviewed the same, or will, to its satisfaction. In the event Buyer knows or should have known based on its review that the Property Information furnished or made available to or otherwise obtained by Buyer contains provisions or information that are inconsistent with Seller’s representations and warranties contained in this Agreement, and Buyer not does bring such inconsistencies to Seller’s attention in writing prior to Closing, Seller shall not be in breach of any of its representations or warranties contained in this Agreement or otherwise in default hereunder.

8.2.6    As used in this Agreement, the words “Seller’s knowledge” or words of similar import shall be deemed to mean, and shall be limited to, the actual (as distinguished from implied, imputed or constructive) knowledge of Alfonso Chavez, Facilities Director for Seller, and Kurt Fulle, President and Chief Executive Officer for Seller (collectively, “Seller’s Knowledge Persons”), without such Seller’s Knowledge Persons having any obligation to make an independent inquiry or investigation. Buyer acknowledges that Seller’s Knowledge Persons are named solely for the purpose of defining and narrowing the scope of Seller’s knowledge and not for the purpose of imposing any liability on or creating any duties running from such individuals. Buyer covenants that it will bring no action of any kind against Seller’s Knowledge Persons related to or arising out of the representations and warranties set forth in Section 8.1 of this Agreement.
8.3    Seller’s Covenants. Seller hereby covenants with Buyer, as follows:
8.3.5    Title Exceptions. Between the Effective Date and the Close of Escrow, Seller will not execute or record any new easements, liens or other exceptions to title to the Property, without Buyer’s prior written consent.
8.3.6    Leases. Between the Effective Date and the Close of Escrow, Seller will not execute any new lease or contract that will survive the Closing or materially modify the Parking Lot Lease, without Buyer’s prior written consent.
8.3.7    Operation in the Ordinary Course. Subject to Sections 8.3.1 and 8.3.2 above, from the Effective Date until the Close of Escrow, Seller shall (i) operate and manage the Property in the ordinary course and consistent with Seller’s past practices, (ii) maintain all present services and amenities, (iii) maintain the Property in good condition, repair and working order, ordinary wear and tear excepted, (iv) maintain the existing insurance coverage for the Property (and any replacement thereof) in full force and effect, and, (v) not sell, transfer, encumber, mortgage or place any lien upon the Property.
8.4    Seller’s Deliveries. Seller agrees to deliver to Buyer all keys, security codes, maintenance records, plans, permits, certificates of occupancy, surveys and building specifications pertaining to the Property within one (1) Business Day following the Closing Date.
8.5    Buyer’s Remedies.
8.5.6    If Seller breaches a material obligation under this Agreement, and Buyer is notified of or becomes aware of such breach prior to the Closing (a “Seller Default”), then Buyer’s sole and exclusive remedy shall be either to: (i) terminate this Agreement, in which event the Deposit and all interest accrued thereon shall be returned to Buyer and Seller shall reimburse Buyer to a maximum of Two Hundred Thousand and No/100 Dollars ($200,000.00) for the actual out-of-pocket costs incurred by Buyer in connection with the transaction contemplated by this Agreement, including, without limitation, actual attorney’s fees and expenses and costs incurred in connection with Buyer’s evaluation and inspection of the Property and fees or deposits forfeited to any lender providing financing to Buyer in connection with the transaction; or (ii) commence and pursue an action for specific performance (and an action for Delay Damages (as defined below)). If Buyer elects to seek specific performance of Seller’s obligation to close Escrow hereunder, Buyer must stand ready and able to tender the Purchase Price and all other sums and documents to be delivered into Escrow by Buyer hereunder but for the Seller Default. In the event that intentional acts of Seller, after a Seller Default, renders specific performance unavailable to the Buyer, the foregoing cap on the amount of Buyer’s recoverable costs shall not apply, and Buyer shall have the right to pursue damages related to the delay in the conveyance of the Property due to Seller’s intentional acts (“Delay Damages”). Notwithstanding the foregoing, nothing in this provision shall limit Buyer’s rights to receive reimbursement for attorneys’ fees pursuant to Section 14, nor waive or affect Seller’s and Buyer’s indemnity obligations under other sections of this Agreement, which expressly survive the termination of this Agreement.
8.5.7    Limitations on Seller’s Liability. Notwithstanding anything contained herein to the contrary, if the Closing shall have occurred and Buyer shall not have waived, relinquished and released all rights or remedies available to it at law, in equity or otherwise as provided hereunder, the aggregate liability of Seller arising pursuant to or in connection with the representations, warranties, covenants and other obligations (whether express or implied) of Seller in this Agreement and/or any documents executed by Seller in connection with this Agreement (including, without limitation, the Deed, or the General Assignment), shall not exceed One Million and No/100 Dollars ($1,000,000.00) in the aggregate, exclusive of attorneys' fees which Seller may owe to Buyer as described in Section 14. Notwithstanding the foregoing, Buyer waives its right to bring any claim or cause of action with respect to the representations, warranties, covenants and other obligations (whether express or implied) of Seller in this Agreement and/or any documents executed by Seller in connection with this Agreement (including, without limitation, the Deed, or the General Assignment), unless the damage to Buyer (individually or when combined with damages from other breaches) equals or exceeds Fifty-Thousand and No/100 Dollars ($50,000). The provisions of this Section 8.5.2 shall survive the Closing.
9.    Buyer’s Representations, Warranties and Covenants.
9.1    Representations and Warranties. Buyer represents and warrants to Seller that as of the date of this Agreement and as of the Closing Date:
9.1.7    Buyer is duly organized, validly existing, and in good standing under the laws of the state of its formation; and
9.1.8    Buyer has the full power and authority to execute, deliver and perform Buyer’s obligations under this Agreement.

9.1.9    This Agreement and all agreements, instruments and documents herein provided to be executed by Buyer are and as of the Closing will be duly authorized, executed and delivered by and are and will be binding upon Buyer; and
9.1.10    The execution and delivery of this Agreement and the performance of its obligations hereunder by Buyer will not conflict with, result in a breach of or constitute a default under any of the terms, conditions or provisions of any agreement or instrument to which the Buyer is a party or by which it is bound, or any order or decree applicable to Buyer.
9.1.11    Buyer further represents and warrants to Seller as follows:
(i)    That Buyer is in compliance with all applicable anti- money laundering and anti-terrorist laws, regulations, rules, executive orders and government guidance, including the reporting, record keeping and compliance requirements of the Patriot Act, and other authorizing statutes, executive orders and regulations administered by OFAC, and related Securities and Exchange Commission, SRO or other agency rules and regulations.
(ii)    That neither Buyer nor, to the knowledge of Buyer, any Person who controls Buyer, is a prohibited country, territory, Person under any economic sanctions program administered or maintained by OFAC.
(iii)    That, unless disclosed in writing to Seller on the date hereof, neither Buyer nor, to the knowledge of Buyer, any Person who controls Buyer, is (A) a Senior Foreign Political Figure, (B) an Immediate Family Member or a Close Associate of a Senior Foreign Political Figure, (C) Controlled by a Senior Foreign Political Figure, or an Immediate Family Member or a Close Associate of a Senior Foreign Political Figure.
(iv)    Buyer agrees that as a condition of any assignment by Buyer of this Agreement, Seller has the right to require full compliance with these representations, warranties and covenants, to the reasonable satisfaction of Seller, with respect to any assignee and any Person who owns or otherwise controls the assignee.
10.    Default.
10.1    LIQUIDATED DAMAGES – DEPOSIT. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, IF THIS AGREEMENT HAS NOT BEEN TERMINATED (OR DEEMED TERMINATED) PRIOR TO THE EXPIRATION OF THE FEASIBILITY PERIOD AND THIS AGREEMENT IS THEREAFTER TERMINATED BY SELLER DUE TO BUYER’S DEFAULT OF ITS OBLIGATIONS UNDER THIS AGREEMENT (A “BUYER’S DEFAULT”), SELLER SHALL BE ENTITLED TO RETAIN THE ENTIRE DEPOSIT AS SELLER’S LIQUIDATED DAMAGES. THE PARTIES AGREE THAT IT WOULD BE IMPRACTICABLE AND EXTREMELY

DIFFICULT TO ASCERTAIN THE ACTUAL DAMAGES SUFFERED BY SELLER AS A RESULT OF BUYER’S DEFAULT AND FAILURE TO COMPLETE THE PURCHASE OF THE PROPERTY PURSUANT TO THIS AGREEMENT, AND THAT UNDER THE CIRCUMSTANCES EXISTING AS OF THE DATE OF THIS AGREEMENT, THE LIQUIDATED DAMAGES PROVIDED FOR IN THIS SECTION REPRESENT A REASONABLE ESTIMATE OF THE DAMAGES WHICH SELLER WILL INCUR AS A RESULT OF A BUYER’S DEFAULT, PROVIDED, HOWEVER, THAT THIS PROVISION SHALL NOT LIMIT SELLER’S RIGHTS TO RECEIVE REIMBURSEMENT FOR ATTORNEYS’ FEES PURSUANT TO SECTION 14, NOR WAIVE OR AFFECT SELLER’S AND BUYER’S INDEMNITY OBLIGATIONS UNDER OTHER SECTIONS OF THIS AGREEMENT, WHICH EXPRESSLY SURVIVE THE TERMINATION OF THIS AGREEMENT. THE PARTIES ACKNOWLEDGE THAT THE PAYMENT OF SUCH LIQUIDATED DAMAGES IS NOT INTENDED AS A FORFEITURE OR PENALTY WITHIN THE MEANING OF CALIFORNIA CIVIL CODE SECTION 3275 OR 3369, BUT IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO SELLER PURSUANT TO CALIFORNIA CIVIL CODE SECTIONS 1671, 1676, AND 1677. IN CONSIDERATION OF THE PROVISIONS OF THIS SECTION AND SELLER’S RIGHT TO TERMINATE THIS AGREEMENT AND TO RETAIN THE ENTIRE DEPOSIT AS LIQUIDATED DAMAGES AND AS SELLER’S SOLE AND EXCLUSIVE REMEDY AGAINST BUYER AND, PROVIDED SELLER RECEIVES THE ENTIRE AMOUNT OF THE DEPOSIT AS SPECIFIED HEREIN, SELLER WAIVES ANY AND ALL RIGHTS TO SEEK OTHER REMEDIES AGAINST BUYER, INCLUDING WITHOUT LIMITATION, THE RIGHT OF SPECIFIC PERFORMANCE. SUBJECT TO SELLER’S RECEIPT AND RETENTION OF THE DEPOSIT AS LIQUIDATED DAMAGES AS SPECIFIED IN THIS SECTION, SELLER HEREBY WAIVES THE RIGHT TO SPECIFICALLY ENFORCE BUYER’S OBLIGATION HEREUNDER TO PURCHASE THE PROPERTY (INCLUDING, WITHOUT LIMITATION, A WAIVER OF THE BENEFITS OF CALIFORNIA CIVIL CODE SECTIONS 1680 AND 3389).

__________________________	__________________________
SELLER’S INITIALS	BUYER’S INITIALS

10.2    No Contesting Liquidated Damages. As material consideration to each party’s agreement to the liquidated damages provisions stated above, each party hereby agrees to waive any and all rights whatsoever to contest the validity of the liquidated damages provisions for any reason whatsoever, including, but not limited to, that such provision was unreasonable under circumstances existing at the time this Agreement was made.
10.3    Post-Closing Remedies. Notwithstanding anything to the contrary in this Agreement, neither party shall be liable to the other party, or any Person or entity claiming by, through or under such other party, either prior to or following the Closing, for any lost profits or any form of consequential or punitive damages in connection with any claim, liability, demand or cause of action in manner relating to this Agreement, the Property or any portion thereof, the condition of the Property or any portion thereof, or any transaction or matter between the parties contemplated hereunder.
10.4    Notice and Opportunity to Cure. Neither party shall be deemed to be in default hereunder unless the party claiming such default shall have given written notice to the party claimed to be in default and the party claimed to be in default shall not have cured such notice of default within three (3) Business Days after receipt of notice of default; provided, however, in no event shall the Closing be extended or delayed to permit the cure of a default pursuant to this Section 10.4.
11.    Condition of Property; Buyer Due Diligence. Buyer represents and warrants that prior to the expiration of the Feasibility Period Buyer will have inspected and conducted tests and studies of the Property which Buyer deems necessary or desirable to protect its interests in acquiring the Property. Buyer understands and acknowledges that the Property may be subject to earthquake, fire, floods, erosion, high water table, dangerous soil conditions, Hazardous Materials and similar occurrences that may alter its condition or affect its suitability for any proposed use. Except for Seller’s representations, warranties and covenants contained herein and/or in any document executed and delivered by Seller at Closing (collectively, the “Closing Documents”), Seller shall have no responsibility or liability with respect to any such occurrence. Buyer represents and warrants that Buyer is acting, and will act only, upon information obtained by Buyer directly from Buyer’s own inspection of the Property, except for Seller’s representations, warranties and covenants contained herein and/or in any Closing Document. Notwithstanding anything to the contrary contained in this Agreement, except for Seller’s representations, warranties and covenants and/or in any Closing Document, the suitability or lack of suitability of the Property for any proposed or intended use, or availability or lack of availability of (a) Entitlements, permits or approvals of Governmental Authorities, or (b) easements, licenses or other rights with respect to any such proposed or intended use of the Property shall not affect the rights or obligations of the Buyer hereunder.
12.    Property “AS IS”.
12.1    No Side Agreements or Representations. No Person acting on behalf of Seller is authorized to make, and by execution hereof, Buyer acknowledges that no Person has made any representation, agreement, statement, warranty, guarantee or promise regarding the Property or the transaction contemplated herein or the zoning, construction, physical condition or other status of the Property except as may be expressly set forth in this Agreement and/or in any Closing Document. Any representation, warranty, agreement, statement, guarantee or promise made by any Person acting on behalf of Seller which is not contained in this Agreement or Closing Document shall not be valid or binding on Seller.

12.2    AS IS CONDITION. BUYER ACKNOWLEDGES AND AGREES THAT, EXCEPT AS SPECIFICALLY PROVIDED IN THIS AGREEMENT, SELLER HAS NOT MADE, DOES NOT MAKE AND SPECIFICALLY NEGATES AND DISCLAIMS ANY REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, OF, AS TO, CONCERNING OR WITH RESPECT TO (I) VALUE; (II) THE INCOME TO BE DERIVED FROM THE PROPERTY; (III) THE SUITABILITY OF THE PROPERTY FOR ANY AND ALL ACTIVITIES AND USES WHICH BUYER MAY CONDUCT THEREON, INCLUDING THE POSSIBILITIES FOR FUTURE DEVELOPMENT OF THE PROPERTY; (IV) THE HABITABILITY, MERCHANTABILITY, MARKETABILITY, PROFITABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE PROPERTY; (V) THE MANNER, QUALITY, STATE OF REPAIR OR LACK OF REPAIR OF THE PROPERTY; (VI) THE NATURE, QUALITY OR CONDITION OF THE PROPERTY, INCLUDING, WITHOUT LIMITATION, THE WATER, SOIL AND GEOLOGY; (VII) THE COMPLIANCE OF OR BY THE PROPERTY OR ITS OPERATION WITH ANY LAWS, RULES, ORDINANCES OR REGULATIONS OF ANY APPLICABLE GOVERNMENTAL AUTHORITY OR BODY; (VIII) THE MANNER OR QUALITY OF THE CONSTRUCTION OR MATERIALS, IF ANY, INCORPORATED INTO THE PROPERTY; (IX) COMPLIANCE WITH ANY ENVIRONMENTAL PROTECTION, POLLUTION OR LAND USE LAWS, RULES, REGULATION, ORDERS OR REQUIREMENTS, INCLUDING BUT NOT LIMITED TO, TITLE III OF THE AMERICANS WITH DISABILITIES ACT OF 1990, CALIFORNIA HEALTH & SAFETY CODE, THE FEDERAL WATER POLLUTION CONTROL ACT, THE FEDERAL RESOURCE CONSERVATION AND RECOVERY ACT, THE U.S. ENVIRONMENTAL PROTECTION AGENCY REGULATIONS AT 40 C.F.R., PART 261, THE COMPREHENSIVE ENVIRONMENTAL RESPONSE, COMPENSATION AND LIABILITY ACT OF 1980, AS AMENDED, THE RESOURCE CONSERVATION AND RECOVERY ACT OF 1976, THE CLEAN WATER ACT, THE SAFE DRINKING WATER ACT, THE HAZARDOUS MATERIALS TRANSPORTATION ACT, THE TOXIC SUBSTANCE CONTROL ACT, AND REGULATIONS PROMULGATED UNDER ANY OF THE FOREGOING; (X) THE PRESENCE OR ABSENCE OF HAZARDOUS MATERIALS AT, ON, UNDER, OR ADJACENT TO THE PROPERTY; (XI) THE CONTENT, COMPLETENESS OR ACCURACY OF THE PROPERTY INFORMATION OR PRELIMINARY REPORT REGARDING TITLE; (XII) THE CONFORMITY OF THE IMPROVEMENTS TO ANY PLANS OR SPECIFICATIONS FOR THE PROPERTY, INCLUDING ANY PLANS AND SPECIFICATIONS THAT MAY HAVE BEEN OR MAY BE PROVIDED TO BUYER; (XIII) THE CONFORMITY OF THE PROPERTY TO PAST, CURRENT OR FUTURE APPLICABLE ZONING OR BUILDING REQUIREMENTS; (XIV) ADEQUACY OR SUFFICIENCY OF ANY UNDERSHORING; (XV) ADEQUACY OR SUFFICIENCY OF ANY DRAINAGE; (XVI) THE FACT THAT ALL OR A PORTION OF THE

PROPERTY MAY OR MAY NOT BE LOCATED ON OR NEAR AN EARTHQUAKE FAULT LINE; (XVII) THE EXISTENCE OF VESTED LAND USE, ZONING OR BUILDING ENTITLEMENTS AFFECTING THE PROPERTY; OR (XVIII) WITH RESPECT TO ANY OTHER MATTER. BUYER FURTHER ACKNOWLEDGES AND AGREES THAT HAVING BEEN GIVEN THE OPPORTUNITY TO INSPECT THE PROPERTY AND REVIEW INFORMATION AND DOCUMENTATION AFFECTING THE PROPERTY, EXCEPT FOR SELLER’S REPRESENTATIONS, WARRANTIES AND COVENANTS CONTAINED HEREIN, BUYER IS RELYING SOLELY ON ITS OWN INVESTIGATION OF THE PROPERTY AND REVIEW OF SUCH INFORMATION AND DOCUMENTATION, AND NOT ON ANY INFORMATION PROVIDED OR TO BE PROVIDED BY SELLER. BUYER FURTHER ACKNOWLEDGES AND AGREES THAT ANY INFORMATION MADE AVAILABLE TO BUYER OR PROVIDED OR TO BE PROVIDED BY OR ON BEHALF OF SELLER WITH RESPECT TO THE PROPERTY WAS OBTAINED FROM A VARIETY OF SOURCES AND THAT SELLER HAS NOT MADE ANY INDEPENDENT INVESTIGATION OR VERIFICATION OF SUCH INFORMATION AND MAKES NO REPRESENTATIONS AS TO THE ACCURACY OR COMPLETENESS OF SUCH INFORMATION. SELLER IS NOT LIABLE OR BOUND IN ANY MANNER BY ANY ORAL OR WRITTEN STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE PROPERTY, OR THE OPERATION THEREOF, FURNISHED BY ANY REAL ESTATE BROKER, AGENT, EMPLOYEE, SERVANT OR OTHER PERSON, EXCEPT TO THE EXTENT THE SAME SUCH INFORMATION IS EXPRESSLY SET FORTH IN SELLER’S REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS AGREEMENT. BUYER FURTHER ACKNOWLEDGES AND AGREES THAT TO THE MAXIMUM EXTENT PERMITTED BY LAW, THE SALE OF THE PROPERTY AS PROVIDED FOR HEREIN IS MADE ON AN “AS IS” CONDITION AND BASIS WITH ALL FAULTS, AND THAT SELLER HAS NO OBLIGATIONS TO MAKE REPAIRS, REPLACEMENTS OR IMPROVEMENTS EXCEPT AS MAY OTHERWISE BE EXPRESSLY STATED HEREIN. BUYER REPRESENTS, WARRANTS AND COVENANTS TO SELLER THAT, EXCEPT FOR SELLER’S EXPRESS REPRESENTATIONS AND WARRANTIES SPECIFIED IN THIS AGREEMENT, BUYER IS RELYING SOLELY UPON BUYER’S OWN INVESTIGATION OF THE PROPERTY.

__________________________	__________________________
SELLER’S INITIALS	BUYER’S INITIALS

12.3    Natural Hazard Disclosure. Buyer and Seller acknowledge that Seller shall within thirty (30) days of the Effective Date, deliver to Buyer a Natural Hazards Report with respect to the Property prepared by a natural hazard expert (the “Natural Hazards Expert”) in accordance with the provisions of Civil Code Section 1103.4 (the “Natural Hazards Report”). Buyer acknowledges and agrees that the Natural Hazards Report prepared by the Natural Hazard Expert regarding the results of its examination fully and completely discharges Seller from its disclosure obligations referred to herein, and, for the purposes of this Agreement, the provisions of Civil Code Section 1103.4 regarding the non-liability of Seller for errors and/or omissions not within its personal knowledge shall be deemed to apply, and the Natural Hazard Expert shall be deemed to be an expert dealing with matters within the scope of its expertise with respect to the examination and written report regarding the natural hazards referred to above.
13.    Release. Buyer shall rely solely upon Buyer’s own knowledge of the Property based on its investigation of the Property and its own inspection of the Property in determining the Property’s physical condition, except with respect to Seller’s representations, warranties and covenants or any other obligations under this Agreement that are explicitly stated to survive the Closing. Upon the Close of Escrow, except as set forth below, Buyer and anyone claiming by, through or under Buyer hereby waives its right to recover from and fully and irrevocably releases Seller, and its members, managers, employees, officers, directors, partners, shareholders, fiduciaries, representatives, agents, servants, attorneys, affiliates, parent, subsidiaries, successors and assigns, and all persons, firms, corporations and organizations acting in their behalf (“Released Parties”) from any and all claims that it may now have or hereafter acquire against any of the Released Parties for any costs, loss, liability, damage, expenses, demand, action or cause of action arising from or related to any condition of the Property, including, without limitation, construction defects, errors, omissions or other conditions, latent or otherwise, including environmental matters, affecting the Property, or any portion thereof, or any conditions of title. This release includes claims of which Buyer is presently unaware or which Buyer does not presently suspect to exist which, if known by Buyer, would materially affect Buyer’s release to Seller. Buyer specifically waives the provision of California Civil Code Section 1542, which provides as follows:
“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN TO HIM MUST HAVE MATERIALLY AFFECTED THE SETTLEMENT WITH THE DEBTOR.”
In this connection and to the fullest extent permitted by law, Buyer hereby agrees, represents and warrants that Buyer realizes and acknowledges that factual matters now unknown to it may have given or may hereafter give rise to causes of action, claims, demands, debts, controversies, damages, costs, losses and expenses which are presently unknown, unanticipated and unsuspected, and Buyer further agrees, represents and warrants that the waivers and releases herein have been negotiated and agreed upon in light of that realization and that Buyer nevertheless hereby intends to release, discharge and acquit Seller from any such unknown causes of action, claims, demands, debts, controversies, damages, costs, losses and expenses.

Specifically excluded from the foregoing release are any causes of action, claims, demands, debts, controversies, damages, costs, losses and expenses Buyer may have or claim solely against Seller (and not against any other Released Party), to the extent arising from or caused by (i) a breach by Seller of any representation, warranty, indemnity or covenant set forth in this Agreement, (ii) the intentional misconduct or gross negligence of Seller, or (iii) any violation of law by Seller. For the absence of doubt, Buyer and Seller acknowledge and agree that the carve-outs to the release contained in this paragraph apply only to the Seller and not to any other Released Party.
Seller has given Buyer material concessions regarding this transaction in exchange for Buyer agreeing to the provisions of this Section 13. Seller and Buyer have each initialed this Section 13 to further indicate their awareness and acceptance of each and every provision hereof.

__________________________	__________________________
BUYER’S INITIALS	SELLER’S INITIALS

14.    Attorney’s Fees. If any action or proceeding is commenced by either party to enforce their rights under this Agreement or to collect damages as a result of the breach of any of the provisions of this Agreement, the prevailing party in such action or proceeding, including any bankruptcy, insolvency or appellate proceedings, shall be entitled to recover all reasonable costs and expenses, including, without limitation, reasonable attorneys’ fees and court costs, in addition to any other relief awarded by the court.
15.    Notices. All notices, demands, approvals, and other communications provided for in this Agreement shall be in writing and shall be effective upon the earliest of the following to occur: (a) when delivered to the recipient; (b) one (1) Business Day after deposit with a nationally recognized overnight-guaranteed delivery service; (c) three (3) Business Days after deposit in a sealed envelope in the United States mail, postage prepaid by registered or certified mail, return receipt requested, addressed to the recipient as set forth below, or (d) sent by telecopier or facsimile (any notice or communication so delivered by telecopier or facsimile) being deemed to have been received (i) on the Business Day so sent, if so sent prior to 5:00 p.m. (based upon the recipient’s time) of the Business Day so sent, or (ii) on the Business Day following the day so sent, if so sent on a day other than a Business Day or on or after 5:00 p.m. (based upon the recipient’s time) of the Business Day so sent, provided that a confirmation of such telecopier or facsimile delivery under this subdivision (d) is, on the same Business Day, sent by the method described under subdivision (b) of this Section 15. Notices send via electronic mail shall not constitute notice hereunder, but may be provided for convenience in addition to one or more of the other forms referenced above. All notices to Seller shall be sent to Seller’s Address. All notices to Buyer shall be sent to Buyer’s Address. All notices to Escrow Holder shall be sent to Escrow Holder’s Address. If the date on which any notice to be given hereunder falls on a Saturday, Sunday or legal holiday, then such date shall automatically be extended to the next Business Day immediately following such Saturday,

Sunday or legal holiday. The foregoing addresses may be changed by written notice given in accordance with this Section 15.
16.    Amendment; Complete Agreement. All amendments and supplements to this Agreement must be in writing and executed by Buyer and Seller. This Agreement contains the entire agreement and understanding between Buyer and Seller concerning the subject matter of this Agreement and supersedes all prior agreements, terms, understandings, conditions, representations and warranties, whether written or oral, made by Buyer or Seller concerning the Property or the other matters which are the subject of this Agreement. This Agreement has been drafted through a joint effort of the parties and their counsel and, therefore, shall not be construed in favor of or against either of the parties.
17.    Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of California.
18.    Severability. If any provision of this Agreement or application thereof to any Person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Agreement (including the application of such provision to persons or circumstances other than those to which it is held invalid or unenforceable) shall not be affected thereby, and each provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.
19.    Counterparts, Electronic Signatures; Headings and Defined Terms. This Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one agreement. Signatures to this Agreement transmitted by facsimile or by electronic transmission shall be valid and effective to bind the party so signing. Each party agrees to promptly deliver an execution original to this Agreement with its actual signature to the other party, but a failure to do so shall not affect the enforceability of this Agreement, it being expressly agreed that each party to this Agreement shall be bound by its own telecopied or scanned signature and shall accept the telecopied or scanned signature of the other party to this Agreement. The headings to sections of this Agreement are for convenient reference only and shall not be used in interpreting this Agreement.
20.    Time of the Essence. Time is of the essence of this Agreement and to all dates and time periods set forth herein.
21.    Waiver. No waiver by Buyer or Seller of any of the terms or conditions of this Agreement or any of their respective rights under this Agreement shall be effective unless such waiver is in writing and signed by the party charged with the waiver.
22.    Third Parties. This Agreement is entered into for the sole benefit of Buyer and Seller and their respective permitted successors and assigns. No party other than Buyer and Seller and such permitted successors and assigns shall have any right of action under or rights or remedies by reason of this Agreement.
23.    Additional Documents. Each party agrees to perform any further acts and to execute and deliver such further documents which may be reasonably necessary to carry out the terms of this Agreement.
24.    Independent Counsel. Buyer and Seller each acknowledge that: (i) they have been represented by independent counsel in connection with this Agreement; (ii) they have executed this Agreement with the advice of such counsel; and (iii) this Agreement is the result of negotiations between the parties hereto and the advice and assistance of their respective counsel. The fact that this Agreement was prepared by Seller’s counsel as a matter of convenience shall have no import or significance. Any uncertainty or ambiguity in this Agreement shall not be construed against Seller because Seller’s counsel prepared this Agreement in its final form.
25.    Assignment. Buyer shall neither assign its rights nor delegate its obligations hereunder without obtaining Seller’s prior written consent, which may be granted or withheld in Seller’s sole and absolute discretion, provided however, that Buyer may assign its rights to an Affiliate that will become an owner of the Property or in connection with an Exchange (defined below) in accordance with Section 34 below, provided that such assignee shall be deemed to have received all deliverables Seller is obligated to deliver to Buyer hereunder including but not limited to Property Information, and Closing Documents. In no event shall any assignment relieve Buyer from its obligations under this Agreement. Any other purported or attempted assignment or delegation without obtaining Seller’s prior written consent shall be void and of no force or effect.
26.    Successors and Assigns. Subject to the restrictions on transfer set forth in this Section 26, this Agreement shall be binding upon and inure to the benefits of the heirs, successors and assigns of the parties hereto. In no event shall Buyer have any right to delay or postpone the Close of Escrow to create a partnership, corporation or other form of business association or to obtain financing to acquire title to the Property or to coordinate with any other sale, transfer, exchange or conveyance.
27.    Exhibits. Each reference to a Section or Exhibit in this Agreement shall mean the sections of this Agreement and the exhibits attached to this Agreement, unless the context requires otherwise. Each such Exhibit is incorporated herein by this reference.
28.    No Reservation of Property. The preparation and/or delivery of unsigned drafts of this Agreement shall not create any legally binding rights in the Property and/or obligations of the parties, and Buyer and Seller acknowledge that this Agreement shall be of no effect until it is duly executed by both Buyer and Seller. Buyer understands and agrees that Seller shall have the right to continue to market the Property and/or to negotiate with other potential purchasers of the

Property until the expiration of the Feasibility Period; provided, however, all such marketing and negotiation is to be expressly conditioned upon (a) the disclosure to such potential purchasers that the Property is currently subject to this Agreement, and (b) the consummation of all third party transactions being contingent upon this Agreement being terminated prior to the Closing in accordance with its terms.
29.    Duty of Confidentiality. Seller and Buyer shall, prior to the Closing, maintain the confidentiality of the terms of this Agreement and the sale and purchase and shall not, except as required by law or governmental regulation applicable to Seller or Buyer (including, but not limited to, public corporation disclosure requirements imposed by securities laws and regulations), disclose the terms of this Agreement or of such sale and purchase to any third parties whomsoever other than lenders or prospective lenders or investors or prospective investors in Seller or Buyer (or its affiliates) or the principals of Seller’s Broker or Buyer’s Broker, Escrow Holder, the Title Company and such other persons whose assistance is required in carrying out the terms of this Agreement. Except as may be deemed necessary in conjunction with a public corporation securities filing, Seller and Buyer shall not at any time issue a press release or otherwise communicate with media representatives regarding this sale and purchase unless such release or communication has received the prior written approval of the other party, which approval shall not be unreasonably withheld or delayed. Buyer agrees that all documents and information regarding the Property of whatsoever nature made available to it by Seller or Seller’s agents and the results of all tests and studies of the Property (collectively, the “Proprietary Information”) are confidential and Buyer shall not disclose any Proprietary Information to any other person except lenders or prospective lenders, investors or prospective investors in Buyer (or its affiliates) and those assisting it with the analysis of the Property, and only after procuring such person’s agreement to abide by these confidentiality restrictions. This Section 29 shall survive the Closing or termination of this Agreement.
30.    Business Day. If the Closing Date or the day for performance of any act required under this Agreement falls on a Saturday, Sunday or legal holiday, then the Closing Date or the day for such performance, as the case may be, shall be the next following regular Business Day.
31.    No Joint Venture. The relationship of Seller and Buyer hereunder is and will be that of Seller and Buyer, and none of the provisions of this Agreement are intended to create any relationship other than Seller and Buyer. No agency, partnership, joint venture or other relationship is intended hereby, and neither party shall be deemed the agent, servant, employee, partner or joint venturer of the other party.
32.    Further Assurances. Each party shall execute such further documents, papers and instruments and take such further action as is necessary, appropriate or helpful as the other party, the Escrow Holder or the Title Company may reasonably request in order to carry out the purposes and intent of this Agreement.

33.    Waiver. The waiver by any party of a breach of any provision of this Agreement shall not be deemed a continuing waiver or a waiver of any subsequent breach, whether of the same or another provision of this Agreement.
34.    Tax Free Exchange. Buyer and Seller each may consummate the acquisition of the Property as part of a like kind exchange (the “Exchange”) pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended (the “Code”) and, in connection therewith Buyer and Seller each may assign its rights under this Agreement to a qualified intermediary. If either Party (the “Notifying Party”) notifies the other Party (the “Other Party”) not less than five (5) Business Days prior to the Closing Date that the Notifying Party wishes to attempt to effectuate an Exchange, the Other Party shall cooperate with the Notifying Party (including, without limitation, executing applicable documents), at no cost, expense, or liability to the Other Party, in the Notifying Party’s attempt to effectuate such Exchange, but the Other Party makes no representations to the Notifying Party that any such Exchange shall be treated as “tax-free” by the Internal Revenue Service. The Notifying Party agrees to indemnify the Other Party from all liability with respect to any action which the Notifying Party requests the Other Party to take pursuant to this Section 34 and to reimburse the Other Party for all fees, costs, and expenses (including reasonable attorney’s fees) incurred by the Other Party as a result of the Notifying Party’s election to participate in an Exchange. The Other Party shall not be required to hold title to any real estate or other assets in order to cooperate with the Notifying Party’s Exchange. In no event shall the failure to qualify as a tax-free” exchange pursuant to the Code be a condition to either party’s obligations hereunder. The provisions of this Section 34 shall survive Closing.
[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, Buyer and Seller do hereby execute this Agreement to be effective as of the Effective Date written above.
SELLER:
Nikken, Inc.,
a California corporation
By: /s/ Kurt H. Fulle
Name: Kurt H. Fulle
Its: President and CEO

BUYER:
Masimo Corporation
By: /s/ Joe Kiani
Name: Joe Kiani
Its: CEO

S-1

Acceptance by Escrow Holder
Escrow Holder acknowledges receipt of the foregoing Agreement and accepts the instructions contained therein.
Dated: _________ _______, 2013
First American Title Insurance Company

By:_______________________________
Name:_____________________________
Title:______________________________

EXHIBIT LIST
EXHIBIT “A” –    Legal Description of Land
EXHIBIT “B” –    Excluded Fixtures
EXHIBIT “C” –    Escrow Holder’s General Instructions
EXHIBIT “D” –    Deed
EXHIBIT “E” –    General Assignment
EXHIBIT “F” –    Non-foreign Certificate
EXHIBIT “G” –    Assignment and Assumption of Contracts
EXHIBIT “H” –    Assignment and Assumption of Leases
EXHIBIT “I” –    Assumed Service Contracts
EXHIBIT “J” –    Property Information

EXHIBIT A
LEGAL DESCRIPTION OF PROPERTY

File Number:    OSA-4456291

Exhibit "A"
Legal Description
Real property in the City of Irvine, County of Orange, State of California, described as follows:
PARCEL A:
PARCEL 1 OF LOT LINE ADJUSTMENT 28808, IN THE CITY OF IRVINE, COUNTY OF ORANGE, STATE OF CALIFORNIA, RECORDED JUNE 17, 1997 AS INSTRUMENT NO. 97-0278757, OFFICIAL RECORDS.
EXCEPTING THEREFROM ALL OIL, OIL RIGHTS MINERALS, MINERAL RIGHTS, NATURAL GAS RIGHTS, AND OTHER HYDROCARBONS BY WHATSOEVER NAME KNOWN, GEOTHERMAL STEAM, ANY OTHER MATERIAL RESOURCES AND ALL PRODUCTS DERIVED FROM ANY OF THE FOREGOING, THAT MAY BE WITHIN OR UNDER THE LAND, TOGETHER WITH THE PERPETUAL RIGHT OF DRILLING, MINING, EXPLORING AND OPERATING THEREFOR AND STORING IN AND REMOVING THE SAME FROM THE LAND OR ANY OTHER LAND, INCLUDING THE RIGHT TO WHIPSTOCK OR DIRECTIONALLY DRILL AND MINE FROM LANDS OTHER THAN THOSE CONVEYED HEREBY, OIL OR GAS WELLS, TUNNELS AND SHAFTS INTO, THROUGH OR ACROSS THE SUBSURFACE OF THE LAND, AND TO BOTTOM SUCH WHIPSTOCKED OR DIRECTIONALLY DRILLED WELLS, TUNNELS AND SHAFTS UNDER AND BENEATH OR BEYOND THE EXTERIOR LIMITS THEREOF, AND TO REDRILL, RETUNNEL, EQUIP, MAINTAIN, REPAIR, DEEPEN AND OPERATE ANY SUCH WELLS OR MINES; WITHOUT, HOWEVER, THE RIGHT TO DRILL, MINE, STORE, EXPLORE AND OPERATE THROUGH THE SURFACE OF THE UPPER 500 FEET OF THE SUBSURFACE OF THE LAND, AS RESERVED BY THE IRVINE COMPANY, A MICHIGAN CORPORATION, BY DEED RECORDED MARCH 28, 1997 AS INSTRUMENT NO. 97-0143266, OFFICIAL RECORDS, AND JUNE 17, 1997 AS INSTRUMENT NO. 97-0278758, OFFICIAL RECORDS.
ALSO EXCEPT ALL WATER, WATER RIGHTS OR INTEREST THEREIN, APPURTENANT OR RELATING TO THE LAND OR OWNED OR USED BY GRANTOR IN CONNECTION WITH OR WITH RESPECT TO THE LAND (NO MATTER HOW ACQUIRED BY GRANTOR), WHETHER SUCH WATER, WATER RIGHTS OR INTEREST THEREIN, SHALL BE RIPARIAN, OVERLYING, APPROPRIATE, LITTORAL, PERCOLATING, PRESCRIPTIVE, ADJUDICATED, STATUTORY, OR CONTRACTUAL, TOGETHER WITH THE RIGHT AND POWER TO EXPLORE, DRILL, REDRILL, REMOVE AND STORE THE SAME FROM OR IN THE LAND OR TO DIVERT OR OTHERWISE UTILIZE SUCH WATER, WATER RIGHTS OR INTEREST THEREIN, ON ANY OTHER PROPERTY OWNED OR LEASED BY GRANTOR; BUT WITHOUT, HOWEVER, ANY RIGHT TO ENTER UPON THE SURFACE OF THE LAND IN THE EXERCISE OF SUCH RIGHTS, AS RESERVED BY THE IRVINE COMPANY, A MICHIGAN CORPORATION, BY DEED RECORDED MARCH 28, 1997 AS INSTRUMENT NO. 97-0143266, OFFICIAL RECORDS, AND JUNE 17, 1997 AS INTRUMENT NO. 97-0278758, OFFICIAL RECORDS.
PARCEL B:
A PERPETUAL NON-EXCLUSIVE EASEMENT AND RIGHT-OF-WAY ON, OVER AND ACROSS THAT PORTION OF PARCEL 6 OF THE AFOREMENTIONED PARCEL MAP 95-139, LYING WITHIN THE REAL PROPERTY DESCRIBED AND DELINEATED AS THE "EASEMENT AREA" IN THAT CERTAIN DECLARATION AS TO ACCESS EASEMENTS AFFECTING PARCELS 3 AND 6 OF PM 95-139 RECORDED CONCURRENTLY HEREWITH IN THE OFFICIAL RECORDS (THE “REA"), WHICH EASEMENT AND RIGHT-OF-WAY SHALL BE UPON THE SAME TERMS AND CONDITIONS AS SET FORTH AND ESTABLISHED IN THE REA.
A. P.N.: 466-114-11

Exhibit A - 1

EXHIBIT B
EXCLUDED FIXTURES

•	Shrink wrap machines in the warehouse

•	Scale in the warehouse

•	Forklift chargers in the warehouse

•	All racking and shipping equipment

•	Retail Store – counter top and kiosk

•	All servers within racks will be removed

•	Portable make up air unit – AIR PAC INC.

•	All artwork throughout the building and all display cases

•	All furniture that is not affixed to the property

Exhibit B - 1

EXHIBIT C
ESCROW HOLDER’S GENERAL INSTRUCTIONS

Escrow General Provisions-REVISED APRIL 9, 2012
Receipt of these provisions deems acceptance of the terms. Please read for general information about the escrow process.
1.    SPECIAL DISCLOSURES:
A.    DEPOSIT OF FUNDS & DISBURSEMENTS
Unless directed in writing to establish a separate, interest-bearing account together with all necessary taxpayer reporting information, all funds shall be deposited in general escrow accounts in a federally insured financial institution including those affiliated with Escrow Holder (''depositories"). All disbursements shall be made by Escrow Holder's check or by wire transfer unless otherwise instructed In writing. The Good Funds Law (California Insurance Code 12413.1) mandates that Escrow Holder may not disburse funds until the funds are, in fact, available in Escrow Holder's account. Wire transfers are immediately disbursable upon confirmation of receipt. Funds deposited by a cashier's or certified check are generally available on the next banking day following deposit. Funds deposited by a personal check and other types of instruments may not be available until confirmation from Escrow Holder's bank which can vary from 2 to 10 days.
B.    DISCLOSURE OF POSSIBLE BENEFITS TO ESCROW HOLDER
As a result of Escrow Holder maintaining its general escrow accounts with the depositories, Escrow Holder may receive certain financial benefits such as an array of bank services, accommodations, loans or other business transactions from the depositories ("collateral benefits"). All collateral benefits shall accrue to the sole benefit of Escrow Holder and Escrow Holder shall have no obligation to account to the parties to this escrow for the value of any such collateral benefits.
C.    MISCELLANEOUS FEES
Escrow Holder may incur certain additional costs on behalf of the parties for services performed, or fees charged, by third parties. The fees charged by Escrow Holder for services including, but not limited to, wire transfers, overnight delivery/courier services, etc. may include a mark up over the direct cost of such services to reflect the averaging of direct, administrative and overhead charges of Escrow Holder for such services which shall, in no event, exceed $10 for each markup.
D.    METHOD TO DELIVER PAYOFF TO LENDERS/LIENHOLDERS
To minimize the amount of interest due on any existing loan or lien, Escrow Holder will deliver the payoff funds to the lender/lienholder as soon as Escrow Holder is able after confirmation of recordation/close of escrow and as demanded by the lender/lienholder using (a) personal delivery, (b) wire transfer, or (c) overnight delivery service, unless otherwise directed in writing by the affected party. Certain payments such as home equity line of credit payoffs ("HELOCS") may require additional time to process.
2.    "CLOSE OF ESCROW"/PRORATIONS & ADJUSTMENTS
The term "close of escrow” means the date on which documents are recorded. All prorations and/or adjustments shall be made to the close of escrow based on the number of actual days, unless otherwise instructed in writing.
3.    CONTINGENCY PERIODS
Escrow Holder shall not be responsible for monitoring contingency time periods between the parties. The parties shall execute such documents as may be requested by Escrow Holder to confirm the status of any such periods.
4.    REPORTS
a.    Preliminary Report -Escrow Holder has neither responsibility nor liability for any title search that may be performed in connection with the issuance of a preliminary report.
b.    Other Reports-As an accommodation, Escrow Holder may agree to transmit orders for inspection, termite, disclosure and other reports if requested, in writing or orally, by the parties or their agents. Escrow Holder shall deliver copies of any such reports as directed. Escrow Holder is not responsible for reviewing such reports or advising the parties of the content of same.

THIS COMPANY CONDUCTS ESCROW BUSINESS UNDER CERTIFICATE OF AUTHORITY ISSUED BY THE STATE OF CALIFORNIA DEPARTMENT OF INSURANCE.
Exhibit C - 1

5.    INFORMATION FROM AFFILIATED COMPANIES
Escrow Holder may provide the parties' information to and from its affiliates in connection with the offering of products and services from these affiliates.
6.    RECORDATION OF DOCUMENTS
Escrow Holder is authorized to record documents delivered through escrow which are necessary or proper for the issuance of the requested title insurance policy(ies). Buyer will provide a completed Preliminary Change of Ownership Report form ("PCOR"). If Buyer fails to provide the POOR, Escrow Holder shall close escrow and charge Buyer any additional fee incurred for recording the documents without the PCOR. Escrow Holder is released from any liability in connection with same.
7.    PERSONAL PROPERTY TAXES
No examination, UCC search, insurance as to personal property and/or the payment of personal property taxes is required unless otherwise instructed in writing.
8.    REAL PROPERTY TAXES
Real property taxes are prorated based on the most current available tax statement from the tax collector's office. Supplemental taxes may be assessed as a result of a change in ownership or completion of construction. Adjustments due either party based on the actual new tax bill issued after close of escrow or a supplemental tax bill will be made by the parties outside of escrow and Escrow Holder is released of any liability in connection with such adjustments. The first installment of California real property taxes is due November 1st (delinquent December 10th) and the second installment is due February 1st (delinquent April 10th). If a tax bill is not received from the County at least 30 days prior to the due date, buyer should contact the County Tax Collector's office and request one. Escrow Holder is not responsible for same.
9.    CANCELLATION OF ESCROW
a.    Any party desiring to cancel this escrow shall deliver written notice of cancellation to Escrow Holder. Within a reasonable time after receipt of such notice, Escrow Holder shall send by regular mail to the address on the escrow instructions, one copy of said notice to the other party(ies). Unless written objection to cancellation is delivered to Escrow Holder by a party within 10 days after date of mailing, Escrow Holder is authorized, at its option, to comply with the notice and terminate the escrow. If a written objection is received by Escrow Holder, Escrow Holder is authorized, at its option, to hold all funds and documents in escrow (subject to the funds held fee) and to take no other action until otherwise directed by either the parties' mutual written instructions or a final order of a court of competent jurisdiction. If no action is taken on this escrow within 6 months after the closing date specified in the escrow instructions, Escrow Holder's obligations shall, at its option, terminate. Upon termination of this escrow, the parties shall pay all fees, charges and reimbursements due to Escrow Holder and all documents and remaining funds held in escrow shall be returned to the parties depositing same.
b.    Notwithstanding the foregoing, upon receipt of notice of cancellation by a seller in a transaction subject to the Home Equity Sales Contract law (CC §1695 et seq.), Escrow Holder shall have the right to unilaterally cancel the escrow and may return all documents and funds without consent by or notice to the buyer.
10.    CONFLICTING INSTRUCTIONS & DISPUTES
If Escrow Holder becomes aware of any conflicting demands or claims concerning this escrow, Escrow Holder shall have the right to discontinue all further acts on Escrow Holder's part until the conflict is resolved to Escrow Holder's satisfaction. Escrow Holder has the right at its option to file an action in interpleader requiring the parties to litigate their claims/rights. If such an action is filed, the parties jointly and severally agree (a) to pay Escrow Holder's cancellation charges, costs (including the funds held fees) and reasonable attorneys' fees, and (b) that Escrow Holder is fully released and discharged from all further obligations under the escrow. If an action is brought involving this escrow and/or Escrow Holder, the party(ies) involved in the action agree to indemnify and hold the Escrow Holder harmless against liabilities, damages and costs incurred by Escrow Holder (Including reasonable attorneys' fees and costs) except to the extent that such liabilities, damages and costs were caused by the negligence or willful misconduct of Escrow Holder.
11.    USURY
Escrow Holder is not to be concerned with usury as to any loans or encumbrances in this escrow and is hereby released of any responsibility and/or liability therefore.
12.    AMENDMENTS TO ESCROW INSTRUCTIONS
Any amendment to the escrow instructions must be in writing, executed by all parties and accepted by Escrow Holder. Escrow Holder may, at its sole option, elect to accept and act upon oral instructions from the parties. If requested by Escrow Holder the parties agree to confirm said instructions in writing as soon as practicable. The escrow instructions as amended shall constitute the entire escrow agreement between the Escrow Holder and the parties hereto with respect to the subject matter of the escrow.
13.    FIRE, HAZARD OR LIABILITY INSURANCE POLICIES
In all matters relating to fire, hazard or liability insurance, Escrow Holder may assume that each policy is in force and that the necessary premium has been paid. Escrow Holder is not responsible for obtaining fire, hazard or liability insurance, unless Escrow Holder has received specific written instructions to obtain such insurance prior to close of escrow from the parties or their respective lenders.

THIS COMPANY CONDUCTS ESCROW BUSINESS UNDER CERTIFICATE OF AUTHORITY ISSUED BY THE STATE OF CALIFORNIA DEPARTMENT OF INSURANCE.
Exhibit C - 2

14.    COPIES OF DOCUMENTS; ELECTRONIC SIGNATURES; AUTHORIZATION TO RELEASE
Escrow Holder is authorized to rely upon copies of documents, which include facsimile, electronic, NCR, or photocopies as if they were an originally executed document. Escrow Holder may agree to accept electronically signed documents from a platform or program approved by Escrow Holder. If requested by Escrow Holder, the originals of such documents and/or original signatures shall be delivered to Escrow Holder. Escrow Holder may withhold documents and/or funds due to the party until such originals are delivered. Documents to be recorded MUST contain original signatures. Escrow Holder may furnish copies of any and all documents to the lender(s), real estate broker(s), attorney(s) and/or accountant(s) involved in this transaction upon their request. Delivery of documents by escrow to a real estate broker or agent who is so designated in the purchase agreement shall be deemed delivery to the principal.
15.    EXECUTION IN COUNTERPART
The escrow instructions and any amendments may be executed in one or more counterparts, each of which shall be deemed an original, and all of which taken together shall constitute the same instruction.
16.    TAX REPORTING, WITHHOLDING & DISCLOSURE
The parties are advised to seek independent advice concerning the tax consequences of this transaction, including but not limited to, their withholding, reporting and disclosure obligations. Escrow Holder does not provide tax or legal advice and the parties agree to hold Escrow Holder harmless from any loss or damage that the parties may incur as a result of their failure to comply with federal and/or state tax laws. WITHHOLDING OBLIGATIONS ARE THE EXCLUSIVE OBLIGATIONS OF THE PARTIES. ESCROW HOLDER IS NOT RESPONSIBLE TO PERFORM THESE OBLIGATIONS UNLESS ESCROW HOLDER AGREES IN WRITING.
A.    TAXPAYER IDENTIFICATION NUMBER REPORTING
Federal law requires Escrow Holder to report seller's social security number or tax identification number (both numbers are hereafter referred to as the "TIN"), forwarding address, and the gross sales price to the Internal Revenue Service (“IRS"). To comply with the USA PATRIOT Act, certain taxpayer identification information (including, but not limited to, the TIN) may be required by Escrow Holder from certain persons or entities involved (directly or indirectly) in the transaction prior to closing.
Escrow cannot be closed nor any documents recorded until the information is provided and certified as to its accuracy to Escrow Holder. The parties agree to promptly obtain and provide such information as requested by Escrow Holder.
B.    STATE WITHHOLDING & REPORTING
In accordance with Section 18662 of the Revenue and Taxation Code (R&TC), a buyer may be required to withhold an amount equal to 3 1/3% (.0333) of the sale price, or an optional gain on sale withholding amount certified by the seller in the case of a disposition of California real property interest by either:
1.A seller who is an individual, trust, estate, or when the disbursement instructions authorize the proceeds to be sent to a financial intermediary of the sellers.
2.    A corporate seller that has no permanent place of business in California immediately after the transfer of title to the California property.
The buyer may become subject to penalty for failure to withhold an amount equal to the greater of 10 percent of the amount required to be withheld or five hundred dollars ($500).
However, notwithstanding any other provision included in the California statutes referenced above, no buyer will be required to withhold any amount or be subject to penalty for failure to withhold if any of the following applies:
1.    The sale price of the California real property conveyed does not exceed one hundred thousand dollars ($100,000).
2.    The seller executes a written certificate under the penalty of perjury certifying that the seller is a corporation with a permanent place of business in California.
3.    The seller, who is an individual, trust, estate, or a corporation without a permanent place of business In California, executes a written certificate under the penalty of perjury of any of the following:
a.    The California real property being conveyed is the seller's or decedent's principal residence (within the meaning of Section 121 of the Internal Revenue Code (IRC)).
b.    The last use of the property being conveyed was by the transferor as the transferor's principal residence (within the meaning of IRC Section 121).
c.    The California real property being conveyed is, or will be, exchanged for property of like kind (within the meaning of IRC Section 1031), but only to the extent of the amount of gain not required to be recognized for California income tax purposes under IRC Section 1031.
d.    The California real property has been compulsorily or involuntarily converted (within the meaning of IRC Section 1033) and the seller intends to acquire property similar or related in service or use so as to be eligible for nonrecognition of gain for California income tax purposes under IRC Section 1033.
e.    The California real property transaction will result in a loss or net gain not required to be recognized for California income tax purposes.
The seller is subject to penalty for knowingly filing a fraudulent certificate for the purpose of avoiding the withholding requirement.
Contact FTB: For additional information regarding California withholding or for the Alternative Withholding, contact the Franchise Tax Board at (toll free) 888-792-4900), by e-mail WSCS.GEN@ftb.ca.gov; or visit their website at www.ftb.ca.gov.

THIS COMPANY CONDUCTS ESCROW BUSINESS UNDER CERTIFICATE OF AUTHORITY ISSUED BY THE STATE OF CALIFORNIA DEPARTMENT OF INSURANCE.
Exhibit C - 3

C.    FEDERAL WITHHOLDING & REPORTING
Certain federal reporting and withholding requirements exist for real estate transactions where the seller (transferor) is a non-resident alien, a non-domestic corporation, partnership, or limited liability company; or a domestic corporation, partnership or limited liability company controlled by non-residents; or non-resident corporations, partnerships or limited liability companies.
D.    TAXPAYER IDENTIFICATION DISCLOSURE
Federal and state laws require that certain forms include a party's TIN and that such forms or copies of the forms be provided to the other party and to the applicable governmental authorities. Parties to a real estate transaction involving seller-provided financing are required to furnish, disclose, and include the other party's TIN in their tax returns. Escrow Holder is authorized to release a party's TINs and copies of statutory forms to the other party and to the applicable governmental authorities in the foregoing circumstances. The parties agree to hold Escrow Holder harmless against any fees, costs, or judgments incurred and/or awarded because of the release of their TIN as authorized herein.

THIS COMPANY CONDUCTS ESCROW BUSINESS UNDER CERTIFICATE OF AUTHORITY ISSUED BY THE STATE OF CALIFORNIA DEPARTMENT OF INSURANCE.
Exhibit C - 4

EXHIBIT D
FORM OF GRANT DEED

[see attached]

Exhibit D - 1

Recording Requested by,
When Recorded Mail to
And Mail Tax Statements to

[________________________]
[________________________]
[________________________]
Attn: [___________________]
______________________________________________________________________________
Space Above This Line Reserved For recorder’s Use
In accordance with Section 11932 of the California Revenue and Taxation Code, Grantor has declared the amount of transfer tax which is due by a separate statement that is not being recorded with this Grant Deed.
GRANT DEED
FOR VALUABLE CONSIDERATION, receipt of which is hereby acknowledged, Nikken, Inc., a California corporation (“Grantor”), hereby sells to ______________________, a [______________] [_________] (“Grantee”), that certain real property and improvements thereon located in the City of Irvine, County of Orange, State of California, more particularly described in Exhibit “A” attached hereto (“Property”).
Grantor hereby further grants to Grantee all of Grantor's right, title and interest in and to (a) all privileges, rights, easements and appurtenances belonging to the Property, including without limitation all minerals, oil, gas and other hydrocarbon substances on and under the Property, (b) all development rights, air rights, water, water rights and water stock relating to the Property, and (c) all right, title and interest of Grantor in and to any streets, alleys, passages, other easements and other rights-of-way or appurtenances included in, adjacent to or used in connection with the Property.
Subject to all easements, covenants, conditions, restrictions, encumbrances and other matters of record or apparent from a reasonable survey of the Property.
IN WITNESS WHEREOF, Grantor has executed this Grant Deed as of [_______________], 2014.
GRANTOR:

Nikken, Inc.,
a California corporation
By:_____________________
Name:___________________
Its:______________________

Exhibit D - 2

ACKNOWLEDGMENT
State of California
County of ______________________
On ____________________________ before me, _________________________________
personally appeared ________________________________________________________,
who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature ________________________________ (Seal)

Exhibit D - 3

EXHIBIT A TO GRANT DEED
LEGAL DESCRIPTION
[To be inserted prior to execution, same as Exhibit A to the Agreement]

Exhibit D - 4

EXHIBIT E
GENERAL ASSIGNMENT
Reference is hereby made to that certain property located in the City of Irvine, County of Orange, State of California and described in more detail on Exhibit A attached hereto and made a part hereof and the improvements located thereon and the rights, privileges and entitlements incident thereto (the “Property”). For good and valuable consideration, receipt of which is hereby acknowledged, the undersigned, Nikken, Inc., a California corporation (“Seller”), hereby sells, transfers, assigns, conveys and delivers to ________________ (“Buyer”), without any warranty and only to the extent assignable without third party consents, all of Seller’s right, title and interest in all assets, rights, materials, warranties and/or claims, used, owned or held in connection with the use, management, development or enjoyment of the Property, to the extent owned by Seller, assignable to Buyer, including, without limitation: (i) all fixtures located on or affixed to the Property as (ii) all entitlements, subdivision agreements and other agreements relating to the development of Property; (iii) all plans, specifications, maps, drawings and other renderings relating to the Property; (iv) all warranties, claims, indemnities and any similar rights relating to and benefiting the Property or the assets transferred hereby; (v) all intangible rights, goodwill and similar rights benefiting the Property; and (vi) all development rights benefiting the Property.
SELLER:

Nikken, Inc.,
a California corporation
By:____________________
Name:__________________
Its:_____________________

Date:___________________

Exhibit E - 1
LEGAL_US_W # 78062048.1

EXHIBIT F
NON-FOREIGN CERTIFICATE
[see attached]

Exhibit F - 1

TRANSFEROR’S CERTIFICATION OF NON-FOREIGN STATUS

A.	Federal FIRPTA Certificate
To inform __________________ (“Transferee”), that withholding of tax under Section 1445 of the Internal Revenue Code of 1986, as amended (the “Code”), will not be required upon the transfer of certain real property, located in the County of Orange, State of California to Transferee, by Nikken, Inc., a California corporation (“Transferor”), Transferor hereby certifies to Transferee:

1.	Transferor is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Code and the Income Tax Regulations promulgated thereunder);

2.	Transferor’s U.S. tax identification number is [__________] and

3.	Transferor’s office address is c/o [__________________]
Attention: [________________].
Transferor understands that this Certification may be disclosed to the Internal Revenue Service by Transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.
Transferor understands that Transferee is relying on this Certification in determining whether withholding is required upon said transfer.

B.	State of California-California Resident/Non-Resident Affidavit
Section 18662 of the Revenue and Taxation Code provide that a buyer may be required to withhold 3 1/3% of the sales price of the California real property sold by a non-resident Seller, unless the sales price of the property is less than $100,000.
Transferor hereby certifies that Transferor is a California resident and not subject to the above mentioned withholding and that its California residence address is c/o [_________________________] Attention: ___________________.
Transferor understands that this certificate may be disclosed to the Franchise Tax Board of California by Transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.
Under penalty of perjury the undersigned declare that they have examined this Certification and to the best of their knowledge and belief it is true, correct and complete, and they further declare that they have authority to sign this Certification on behalf of Transferor.

Exhibit F - 2

TRANSFEROR:

Nikken, Inc.,
a California corporation

By:_____________________
Name:___________________
Its:______________________

Exhibit F - 3

EXHIBIT G
ASSIGNMENT AND ASSUMPTION OF CONTRACTS
THIS ASSIGNMENT AND ASSUMPTION OF CONTRACTS (this “Assignment”) is made as of [_________], 2014 (the “Effective Date”), by Nikken, Inc., a California corporation (“Assignor”), in favor of ________________ (“Assignee”).
For a valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby grants, conveys, transfers and assigns to Assignee all of Assignor’s right, title and interest in, to and under the contracts identified on Exhibit A, attached hereto and incorporated herein by this reference (the “Contracts”), and all amendments and modifications thereto, relating to that certain real property located in the City of Irvine, County of Orange, State of California, and more particularly described in Exhibit B attached hereto and incorporated herein by this reference (the “Real Property”).
Assignor shall indemnify, protect, defend and hold Assignee harmless from and against any and all claims, demands, liabilities, losses, costs, damages or expenses (including, without limitation, reasonable attorneys’ fees and costs) arising out of or resulting from any breach or default by Assignor under the terms of the Contracts arising prior to the date hereof.
Assignor covenants that it will, at any time and from time to time upon written request therefor, at Assignee’s sole expense and without the assumption of any additional liability thereby, execute and deliver to Assignee, its successors and assigns, any new or confirmatory instruments and take such further acts as Assignee may reasonably request to fully evidence the assignment contained herein and to enable Assignee, its successors and assigns to fully realize and enjoy the rights and interests assigned hereby.
Assignee accepts the foregoing assignment and assumes and shall pay, perform and discharge, as and when due, all of the agreements and obligations of Assignor under the Contracts and agrees to be bound by all of the terms and conditions of the Contracts first arising on or after the date hereof.
Assignee shall indemnify, protect, defend and hold Assignor harmless from and against any and all claims, demands, liabilities, losses, costs, damages or expenses (including, without limitation, reasonable attorneys’ fees and costs) arising out of or resulting from any breach or default by Assignee under the terms of the Contracts first arising on or after the date hereof.
The provisions of this Assignment shall be binding upon, and shall inure to the benefit of, the successors and assigns of Assignor and Assignee, respectively.

Exhibit G - 1

This Assignment shall be governed by and construed in accordance with the laws of the State of California.
This Assignment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument. The signature and acknowledgment pages of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) and acknowledgment(s) thereon, provided such signature and acknowledgment pages are attached to any other counterpart identical thereto except having additional signature and acknowledgment pages executed and acknowledged by other parties to this Assignment attached thereto.
IN WITNESS WHEREOF, Assignor and Assignee have caused their duly authorized representatives to execute this Assignment as of the date first above written.

ASSIGNOR:
Nikken, Inc.,
a California corporation
By:_____________________
Name:___________________
Its:______________________

ASSIGNEE:
___________________, a
[______ ______________]
By:_____________________
Name:___________________
Its:______________________
EXHIBIT A

Exhibit G - 2

ASSIGNED CONTRACTS
[Assigned Service Contracts to be listed prior to execution of this Assignment]

Vendor Name	Service Description

Exhibit G - 3

EXHIBIT B
LEGAL DESCRIPTION OF REAL PROPERTY
[To be attached prior to execution, same as Exhibit A to the Agreement]

Exhibit G - 4

EXHIBIT H
ASSIGNMENT AND ASSUMPTION OF LEASE
This ASSIGNMENT AND ASSUMPTION OF LEASE (this "Assignment") is made and entered into as of _____________, 2014, by and between Nikken Inc., a California Corporation ("Assignor") and [•], a [•] ("Assignee").
AGREEMENTS:
Assignor, for good and valuable consideration, the receipt of which is hereby acknowledged, hereby GRANTS, TRANSFERS and ASSIGNS to the Assignee all of Assignor's right, title and interest in and to the lease described on Exhibit A, attached hereto and made a part hereof, on the land described on Exhibit B, attached hereto and made a part hereof (the "Lease"); and any security deposits held by Assignor under the Lease (collectively, the "Property").
TO HAVE AND TO HOLD the Property, together with all and singular the rights, titles, and interests thereto in anywise belonging, to Assignee, its successors and assigns forever.
Assignee hereby assumes and agrees to pay and perform all of the terms, covenants, conditions and obligations of the Assignor under or in respect of the Lease arising or accruing on or after the date hereof, and agrees to indemnify and hold Assignor harmless from and against any claims, costs or liabilities in connection therewith arising or accruing on or after the date hereof.
Assignor agrees to indemnify and hold Assignee harmless from and against any claims, costs or liabilities in connection with the Lease arising or accruing prior to (but not including) the date hereof.
The parties may execute this Assignment in one or more identical counterparts, all of which when taken together will constitute one and the same instrument. If so executed, each of such counterparts is to be deemed an original for all purposes, and all such counterparts shall, collectively, constitute one agreement, but in making proof of this Assignment, it shall not be necessary to produce or account for more than one such counterpart.
* * * * *
[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

Exhibit H - 1

IN WITNESS WHEREOF, the undersigned have executed and delivered this Assignment as of the date first above written.

ASSIGNOR:
Nikken, Inc.,
a California corporation
By:_____________________
Name:___________________
Its:______________________

Date:____________________

ASSIGNEE:

[•], a [•]

By:_____________________
Name:___________________
Title:____________________

Exhibit A - Description of Lease
Exhibit B - Property Description

Exhibit H - 2

EXHIBIT A
to
Assignment and Assumption of Lease

Description of Lease

[ATTACHED]

Exhibit H - 3

EXHIBIT B
To
Assignment and Assumption of Leases

PROPERTY DESCRIPTION

[ATTACHED]

Exhibit H - 4

EXHIBIT I
LIST OF CONTRACTS

	Agreement	Service	Terminable/Non-Terminable
1.	Contractor Agreement by and between Nikken, Inc. and PermaCity Solar, Inc., dated July 15, 2010	Solar System	Non-terminable 10 Years
2.	Critical Power Equipment Service Agreement by and between Nikken, Inc. and Eaton Corporation, dated July 4, 2012	UPS	Terminable 30 Days
3.	Support Services Agreement by and between Nikken, Inc. and Control Technologies West Inc., dated June 12, 2013	BAS	Non-terminable 2 Years
4.	Inspection, Testing and Maintenance Agreement by and between Nikken and Pyro-Comm Systems, Inc., dated January 2, 2001	Fire Alarm System	Non-terminable 2 Years
5.	Vertical Transportation Maintenance Agreement by and between Nikken, Inc. and Mitsubishi Electronics America, Inc., dated October 1, 2000	Elevators	Non-terminable 5 Years
6.	Landscape Management Services Agreement by and between Nikken, Inc. and Critical Environments, Inc., dated October 2, 2012	Landscape	Terminable 30 Days
7.	Service Agreement by and between Nikken and Ontario Refrigeration Service, Inc., dated January 1, 2012	HVAC (SCE)	Non-terminable 3 Years
8.	Security Services Agreement by and between Nikken, Inc. and Securitas Security Services USA, Inc., dated, 2010	Guard Systems	Terminable 30 Days
9.	Commercial Pest Control Agreement by and between Nikken USA, Inc. and Terminix, dated October 22,1999	Pest Control	Terminable 30 Days
10.	Service Agreement by and between Nikken Inc. and Innovative Cleaning Services, Inc., dated November 17, 2009	Janitorial	Terminable 30 Days

Exhibit I - 1

11.	Plant Maintenance Agreement by and between Nikken and Inside Plants, Inc., dated July 1, 2011	Interior Landscape	Terminable 30 Days
12.
Parking Lot Lease by and between Nikken, Inc. and Thales Avionics, Inc., dated September 16, 2005, as amended by that certain First Amendment to lease (undated), as further amended by that certain Second Amendment to Lease, dated August 1, 2008 and further amended Third Amendment to Lease, dated August 15, 2011
		Leased Parking	Terminable 30 Days
13.	Commercial Security/Fire Alarm Agreement by and between Nikken and JMG Security, dated May 24, 2012	Security Systems	Non-Terminable 5 Years

Exhibit I - 2

EXHIBIT J
PROPERTY INFORMATION

Agreement
1.	Contractor Agreement by and between Nikken, Inc. and PermaCity Solar, Inc., dated July 15, 2010
2.	Critical Power Equipment Service Agreement by and between Nikken, Inc. and Eaton Corporation, dated July 4, 2012
3.	Support Services Agreement by and between Nikken, Inc. and Control Technologies West Inc., dated June 12, 2013
4.	Inspection, Testing and Maintenance Agreement by and between Nikken and Pyro-Comm Systems, Inc., dated January 2, 2001
5.	Vertical Transportation Maintenance Agreement by and between Nikken, Inc. and Mitsubishi Electronics America, Inc., dated October 1, 2000
6.	Landscape Management Services Agreement by and between Nikken, Inc. and Critical Environments, Inc., dated October 2, 2012
7.	Service Agreement by and between Nikken and Ontario Refrigeration Service, Inc., dated January 1, 2012
8.	Security Services Agreement by and between Nikken, Inc. and Securitas Security Services USA, Inc., dated ________, 2010

Exhibit J - 1

9.	Commercial Pest Control Agreement by and between Nikken USA, Inc. and Terminix, dated October 22, 1999
10.	Service Agreement by and between Nikken Inc. and Innovative Cleaning Services, Inc., dated November 17, 2009
11.	Plant Maintenance Agreement by and between Nikken and Inside Plants, Inc., dated July 1, 2011
12.	Commerical Security/Fire Alarm Agreement by and between Nikken and JMG Security, dated May 24, 2012
13.	Parking Lot Lease dated September 16, 2005, by and between Seller and Thales Avionics, Inc.
14.	First Amendment to Parking Lot Lease (undated)
15.	Second Amendment to Parking Lot Lease dated August 1, 2008
16.	Third Amendment to Parking Lot Lease dated August 15, 2011.
17.	CAAD drawings provided to buyer, all other as-built plans are located at the property and will be made available for buyer’s inspection.
18.	Payments for Specific Energy Property In Lieu of Tax Credits under the American Recovery and Reinvestment Act of 2009 (Terms and Conditions)
19.	Permission to Operate Net Energy Metering and Generating Facility and Interconnection Agreement from South California Edison and Nikken Inc. dated March 8, 2011

Exhibit J - 2